Exhibit 10.6

EXECUTION COPY

OFFICE LEASE

BY AND BETWEEN

405 HOWARD, LLC

AND

FITBIT, INC.

Date: September 30, 2013

405 Howard Street

San Francisco, California

Suites 400 and 550

THIS OFFICE LEASE is entered into by Landlord and Tenant as described in the following Basic Lease Information on the date that is set forth for reference only in the following Basic Lease Information. Landlord and Tenant agree:

W I T N E S S E T H:

ARTICLE 1

BASIC LEASE INFORMATION

Section 1.1 Basic Lease Information. The following terms are referred to in other provisions of the Lease. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

(a) LEASE DATE: September 30, 2013.

(b) LANDLORD: 405 Howard, LLC.

(c) LANDLORD’S ADDRESS:

c/o Langley Investment Properties, Inc.

1211 SW Fifth Avenue, Suite 2230

Portland, Oregon 97204

Attention: Scott C. Langley

with a copy at the same time to:

The Ashforth Company

707 Summer Street, 4th Floor

Stamford, Connecticut 06901

Attention: Michael Pollack, Esq.

(d) TENANT: Fitbit, Inc.

(e) TENANT’S ADDRESS:

Prior to the Suite 400 Delivery Date:

Fitbit, Inc.

150 Spear Street, Suite 200

San Francisco, CA 94105

Attn: General Counsel

After Lease Commencement:

Fitbit, Inc.

405 Howard Street

San Francisco, CA 94105

Attn: General Counsel

(f) BUILDING ADDRESS: 405 Howard Street, San Francisco, California 94105.

(g) PREMISES: As shown on Exhibit A and known as Suites 400 and 550.

(h) RENTABLE AREA OF THE PREMISES: Landlord represents that the Rentable Areas of the Premises has been measured in accordance with 1996 standards as promulgated by the Building Owners and Managers Association.

Suite 400: 13,199 square feet; and

Suite 550: 44,170 square feet.

(i) RENTABLE AREA OF THE BUILDING: 521,555 square feet.

(j) TERM: Beginning on the Commencement Date and expiring on the Expiration Date.

(k) COMMENCEMENT DATE: As used herein, the term “Commencement Date” shall have different meanings as applied to Suite 400 and Suite 550. The “Suite 400 Commencement Date” shall mean the earliest to occur of (i) the date that is sixty (60) days after the Suite 400 Delivery Date or (ii) the date of substantial completion of “Tenant’s Initial Alterations” (as hereinafter defined) in Suite 400 or (iii) the date of Tenant’s occupancy of Suite 400 for the conduct of business. The “Suite 550 Commencement Date” shall mean the earliest to occur of (i) the date that is three (3) months after the Suite 550 Delivery Date or (ii) the date of Tenant’s occupancy of Suite 550 for the conduct of business.

(l) DELIVERY DATE:

Suite 400 Delivery Date: The date that is five (5) business days after the Lease Date.

Suite 550 Delivery Date: Upon the date the following conditions have been met (i) expiration of the Lease of the existing tenant of Suite 550 (scheduled for December 31, 2013) and (ii) such tenant has vacated possession of Suite 550 and has removed its personal property, equipment and fixtures therefrom.

(m) RENT COMMENCEMENT DATE:

Suite 400 Rent Commencement Date: Two (2) months after the Suite 400 Commencement Date.

Suite 550 Rent Commencement Date: Two (2) months after the Suite 550 Commencement Date.

(n) EXPIRATION DATE: The last day of the calendar month in which the day preceding the six (6) year anniversary of the Suite 550 Commencement Date occurs.

(o) SECURITY DEPOSIT: $2,100,000.00, subject to the provisions of Section 23.5 hereof.

(p) FIRST MONTH’S RENT: $249,270.17.

(q) MONTHLY RENT:

Suite 400: Suite 400 Rent

Commencement Date –

Suite 550 Rent Commencement

Date:	$54,946.67

Lease Year 1:	$57,060.00

Lease Year 2:	$58,771.80

Lease Year 3:	$60,536.43

Lease Year 4:	$62,353.00

Lease Year 5:	$64,224.20

Lease Year 6:	$66,147.33

Suite 550:

Lease Year 1:	$194,323.50

Lease Year 2:	$200,153.21

Lease Year 3:	$206,162.84

Lease Year 4:	$212,352.40

Lease Year 5:	$218,721.90

Lease Year 6:	$225,271.32

(r) TENANT’S SHARE: 11.00%.

(s) BROKER: Avison Young and Jones Lang LaSalle.

(t) BASE YEAR:   For Operating Expenses: The 2014 calendar year.

     For Taxes: The 2014 calendar year.

(u) FIRST MONTHLY RENT ADJUSTMENT DATE:

     For Operating Expenses: January 1, 2015.

     For Taxes: January 1, 2015.

(v) TENANT IMPROVEMENT ALLOWANCE: $1,612,490.00

Section 1.2 Definitions.

(a) ADA: Americans with Disabilities Act of 1990, as amended, and applicable provisions, standards or regulations under local, state or federal law requiring standards for making new or existing facilities accessible to persons with disabilities. “Certified Access Specialist” shall mean a person certified as to perform inspections of places of public accommodations under applicable ADA standards.

(b) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Monthly Rent.

(c) BUILDING: The Orrick Building located at 405 Howard Street, San Francisco, California.

(d) ISSUING BANK: A commercial bank whose commercial paper, short-term debt obligations and other short-term deposits are rated at least “A-1+” or the equivalent by Standard & Poors Rating Services, Inc. (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”), and whose long-term senior unsecured deposits are rated at least “AA” or the equivalent by S&P and Moody’s.

(e) LAND: The Land on which the Project is located and which is described on Exhibit B.

(f) LEASE YEAR: The twelve (12) month period beginning on the first day of the month in which the Suite 550 Rent Commencement Date occurs and each succeeding twelve (12) month period thereafter.

(g) LEGAL REQUIREMENTS: Any of the following which affect the Project, Building or Premises or any part thereof: (i) all laws, orders, rules, judgments, regulations, directions, requirements, certificates, permits, policies, codes or ordinances of any governmental or quasi-governmental agency, authority, instrumentality, officer or utility, whether federal, state, county, municipal or local or any business improvement or other community district; (ii) the provisions of any and all recorded documents; and (iii) the requirements of any insurance carrier or rating organization.

(h) ENVIRONMENTAL LAWS: Legal Requirements governing either safety, health or the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, all as amended, and all regulations promulgated thereunder.

(i) HAZARDOUS SUBSTANCES: Any substance which is toxic, ignitable, reactive or corrosive or which is regulated by Environmental Laws. “Hazardous Substance” includes any and all materials or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. Hazardous Substance also include asbestos, polychlorinated biphenyls (“PCBs”) and petroleum products.

(j) NOTICE: Notices shall be in writing and (i) personally delivered to the offices set forth above, in which case such notice shall be deemed given on the date of delivery or the first (1st) business day thereafter if delivered other than on a business day or after 5:00 p.m. Pacific time to said offices; (ii) sent by registered or certified mail, postage prepaid, return receipt requested, in which case such notice shall be deemed given on the date shown on the receipt; or (iii) sent for next day delivery with a nationally recognized overnight courier, in which case such notice shall be deemed given on the first (1st) business day after the date such notice was delivered to or picked up by the courier. If delivery is refused or delayed by the addressee, such Notice shall be deemed given on the business day on which the first attempted delivery occurred.

Either party may add additional addresses or change its address for purposes of receiving Notices upon at least ten (10) days prior Notice of such change or addition. Tenant’s current billing contact is Meena Srinivasan.

(k) PRIME RATE: The rate of interest from time to time announced by U.S. Bank National Association (“USB”), or any successor to it, as its prime rate. If USB, or any successor to it, ceases to announce a prime rate, the Prime Rate will be a comparable interest rate designated by Landlord.

(l) PROJECT: The Land and all improvements built on the Land, including without limitation the Building, parking lot(s), parking structure, if any, walkways, driveways, fences, and landscaping.

(m) RENT: The Monthly Rent and Additional Rent.

(n) TAXES: All real and personal property taxes, school taxes, sewer rates and charges, transit taxes or other Governmental assessments or charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Project. If at any time during the Term the methods or standards of taxation prevailing at the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed, there shall be imposed (a) a tax, assessment, levy, imposition or charge based on the rents received (whether or not wholly or partially as a capital levy or otherwise), or (b) a license fee measured by the Rent, other tax, levy, imposition, charge or license fee; then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based, shall be deemed to be Taxes. The term “Taxes” shall not include, and Tenant shall not be liable for the payment of any of the following: (i) any tax, levy, assessment, charge or surcharge resulting from the contamination of the Project, the Building and/or the Premises by Hazardous Substances, (ii) interest or penalties for the late payment or failure to pay real property taxes, and (iii) transfer taxes payable in connection with any sale or other transfer of any interest of Landlord in the Building.

(o) TRANSFER: Any assignment or transfer of this Lease, any interest therein, or any right or privilege appurtenant thereto, whether by pledge, hypothecation, encumbrance, operation of law or otherwise; any subletting or licensing of the Premises or any portion thereof; any permission granted to any other person, party or entity to use or occupy the Premises, any portion thereof or any right or privilege appurtenant thereto; and any agreement to enter into or perform any of the foregoing. As used herein, a “Transfer” shall include a transfer of the stock or other beneficial interest of the Tenant, whether accomplished by one or more transfers, voluntarily or by operation of law.

(p) UNAVOIDABLE DELAYS: Delays resulting from acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and from any other causes or events whatsoever beyond Landlord’s or Tenant’s reasonable control.

(q) Exhibits. The following addendum and exhibits are attached to this Lease and are made part of this Lease:

EXHIBIT A — The Premises

EXHIBIT B — Legal Description of the Land

EXHIBIT C — Rules and Regulation

EXHIBIT D — Commencement Date Agreement

EXHIBIT E — Letter of Credit Form

ARTICLE 2

AGREEMENT

Section 2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, together with the right to utilize in common with others, for ingress and egress, the common areas of the Project as described in Article 12. Nothing herein contained shall be construed to permit Tenant the use of the roof or exterior walls of the Building, of the space above or below the Premises or of any parking or other areas adjacent to the Building, except as expressly stated otherwise.

ARTICLE 3

USE

Section 3.1 General. (a) The Premises shall be used for general office purposes and for no other purpose. In addition, Tenant may use up to 5,000 square feet of the Premises, in the aggregate, for one (1) or more hardware labs for the research, testing and prototyping of Tenant’s products in its business of developing mobile software applications and accessories for use in the health and wellness industry, provided and subject to the following conditions: (i) such hardware labs shall be located at not more than four (4) separate locations in the Premises unless otherwise approved by Landlord in its sole discretion, (ii) the use of such portions of the Premises as hardware labs shall be consistent with office occupancy and shall not include any manufacturing or production or life science or chemical laboratories; (iii) the use of such portions of the Premises as hardware labs shall not include the use of any Hazardous Substances other than those normally utilized in connection with typical office occupancy or as provided below; and (iv) Tenant shall not sublease any hardware lab to any sub-tenant separate and apart from a bona fide sublease of office space where the predominant use of the subleased premises is for office purposes and the subtenant’s use of the hardware lab is ancillary to its use of the balance of the subleased premises for office purposes. Landlord and Tenant recognize that Tenant’s use of the hardware labs may include Tenant’s use of reasonable amounts of the Hazardous Substances listed on Schedule 3 attached to this Lease and Tenant shall not be considered to be in violation of the foregoing provision by virtue of the use of such Substances in quantities reasonably necessary for Tenant’s use of the hardware lab for the purposes herein described provided and so long as (1) Tenant’s use, storage, generation and disposition of such Substances shall be in accordance with and subject to the provisions of Section 9.3 of this Lease, and (2) all flammable Substances will be stored in a fire-proof cabinet in the hardware lab. Landlord reserves the right to require Tenant, at its expense, to take remedial measures to address any deleterious effects of the use of the Premises, or applicable portion thereof, as hardware labs, including without limitation, to address the presence of such Substances in the Premises or Building, installing adequate venting and filtration of any smoke, fumes, vapors or odors generated by the use of the Premises, or applicable portion thereof, as a hardware lab and installing one arm extraction system at each soldering station.

(b) The Premises are leased together with the appurtenances thereto, including the non-exclusive right to use the lobbies, elevators, stairways and other public portions of the Building, the non-exclusive use of any restrooms on any multi-tenant floors and the exclusive right to use any restrooms on single-tenant floors included within the Premises. Tenant shall not do, nor permit anything to be done, in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Building, or commit or suffer to be committed any waste in, on or about the Premises or the Building.

Section 3.2 Commercial Facility. The Premises will be used only as a commercial facility and not as a place of public accommodation as defined by ADA. Tenant shall not offer its goods and services to the general public at the Premises. Landlord hereby advises Tenant that the Demised Premises has not been inspected by a Certified Access Specialist.

Section 3.3 Building Name. Tenant shall not be allowed to use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right in its sole discretion to change the name of the Building at any time.

Section 3.4 Signs and Advertising. (a) Tenant shall not inscribe, paint, post, place, or in any manner display any sign, notice, picture, placard, poster, name or advertising matter anywhere in or about the Building or Premises at places visible (either directly or indirectly as an outline or shadow on or through a glass pane) from outside the Premises. In the event that Landlord permits any such signs or notices, upon expiration or termination of this Lease, Tenant shall, at its expense, promptly remove all such signs or advertising and shall repair any damage caused by such removal.

(b) Landlord shall provide Tenant, at Landlord’s cost, one standard sign in each of the common elevator lobbies on the fourth (4th) and fifth (5th) floors of the Building.

Section 3.5 Smoking Prohibited. Tenant acknowledges that smoking is not permitted within the Project (except in areas specifically designated as smoking areas) and agrees that it will not allow smoking within the Premises by employees, invitees or visitors.

ARTICLE 4

THE PREMISES

Section 4.1 Delivery of Possession. (a) Tenant agrees to accept possession of Suite 400 in its “as-is” condition as of the Suite 400 Delivery Date, subject to the removal of any personal property therefrom, and further subject to all Building mechanical, electrical, life safety and plumbing systems serving Suite 400 (which does not include any supplemental air-conditioning systems located in Suite 400) being in good working order and Building standard window coverings in Suite 400 being in good working order. Tenant agrees to accept possession of Suite 550 in its “as-is” condition as of the Suite 550 Delivery Date, subject to the existing tenant of Suite 550 vacating possession thereof and removing its personal property therefrom and further subject to all Building mechanical, electrical and plumbing systems serving Suite 550 (which does not include any supplemental air-conditioning systems located in Suite 550) being in good working order and Building standard window coverings in Suite 550 being in good working order. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises, except as expressly provided in this Lease. Tenant shall have a period of ninety (90) days after the respective Delivery Dates for Suite 400 and Suite 550 to inspect Suite 400 and Suite 550, respectively, and to provide Landlord with Notice within such ninety (90) day period of any respects in which Suite 400 or Suite 550 have not been delivered to Tenant in the condition required hereunder. Once the Commencement Date and Rent Commencement Date have been established, the parties shall execute and exchange an agreement (“Commencement Date Agreement”) specifying the Commencement Date, Rent Commencement Date, Expiration Date and any other dates related thereto, which Agreement shall be in substantially the same form as Exhibit D. Failure to execute such an agreement shall not; however, affect Tenant’s obligations pursuant to this Lease.

(b) (i) Suite 550 is currently occupied by two (2) occupants-Uber Technologies, Inc. and Studios Architecture, Inc. In the event Landlord is unable to deliver possession of Suite 550 in the condition required under this Lease on or before April 1, 2014, as such date may be extended by delays caused or consented to by Tenant or Unavoidable Delays (herein, the “Outside Delivery Date”), then Tenant may, at its option and as its sole remedy, cancel this Lease by giving Notice to Landlord (herein, a “Cancellation Notice”) within thirty (30) days of the Outside Delivery Date (but before delivery of Suite 550 occurs), TIME OF THE ESSENCE, which Cancellation Notice shall specify a date for the cancellation of this Lease not less than ten (10) days after Landlord’s receipt of the Cancellation Notice (the “Cancellation Date”).

(ii) Should Tenant elect to cancel the Lease as herein provided, Tenant shall, as a condition to Tenant’s exercise of such cancellation right, simultaneously with the delivery of the Cancellation Notice to Landlord, pay to Landlord, in immediately available funds, the amount of any Tenant Improvement Allowance previously disbursed by Landlord. If delivery of Suite 550 does not occur by the Cancellation Date for reasons other than delays caused or consented to by Tenant or Unavoidable Delays, then this Lease shall be deemed cancelled from and after the Cancellation Date, except nothing contained herein shall be deemed to release Landlord or Tenant from any obligations accrued prior to the Cancellation Date or which by their terms survive the expiration or termination of the Term of this Lease (including without limitation, the provisions of Section 29.10 hereof). Should Tenant exercise its right to cancel this Lease as set forth herein, provided Tenant is not then in default under this Lease and timely surrenders possession of the Suite 400 to Landlord in the condition required hereunder, Landlord shall upon confirmation thereof, return to Tenant the Security Deposit and any prepaid rent provided to Landlord in accordance with this Lease

Section 4.2 Early Entry. Tenant shall be permitted early entry into Suite 400 and Suite 550, as applicable, as of the Suite 400 Delivery Date and the Suite 550 Delivery Date, as applicable, but prior to the Suite 400 Commencement Date and the Suite 550 Commencement Date, as applicable, for the purpose of performing Tenant’s Initial Alterations, and installing its equipment, furniture and equipment. Any such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions of this Lease; provided Tenant shall have no obligation to pay Monthly Rent during such early entry period with respect to any portion of the Premises as to which the applicable Rent Commencement Date has not yet occurred.

Section 4.3 Tenant Improvement Allowance.

(i) Subject to the terms and conditions hereinafter contained, Landlord agrees to contribute up to the Tenant Improvement Allowance to Alterations to be performed in the Premises by Tenant to prepare the Premises for Tenant’s occupancy (herein, “Tenant’s Initial Alterations”). Landlord hereby acknowledges and consents to the lay-out of the Premises shown on the Test-Fit attached hereto as Schedule 1, subject to Tenant submitting detailed plans and specifications for such work to Landlord for its review and approval and Tenant performing all such work in accordance with all applicable terms and conditions of this Lease. Tenant’s Initial Alterations shall be performed in accordance with all applicable terms and conditions of this Lease, including, without limitation, Articles 15 and 16 hereof and shall be based upon plans and specifications to be prepared by Tenant’s architect and approved by Landlord. The Tenant Improvement Allowance shall be applicable only to Tenant’s Initial Alterations (including the cost of architectural and engineering fees) completed prior to the twelve (12) month anniversary of the Suite 550 Delivery Date and, if not fully used by such date shall not be credited against rent or other sums due under the Lease or other Tenant’s renovations to be performed at a subsequent date. No portion of the Tenant Improvement Allowance shall be applied toward other costs including, without limitation, the cost of personal property, moving expenses, furniture, artwork, interest or late charges.

(ii) Tenant shall pay to Landlord’s managing agent, Langley Investment Properties, Inc. the “Administration Fee” set forth below as applied to the “Cost of the Work” (as hereinafter defined) for its administration and coordination of Tenant’s selected contractor’s activities with the Building in connection with Tenant’s Initial Alterations. In no event, however, shall Landlord or its managing agent be responsible for performance or warranties by Tenant’s contractors, subcontractors (of any tier), engineers or other vendors or for providing any insurance or general conditions, such as temporary light and power, HVAC, or rubbish removal services, all of which shall be provided solely by Tenant’s contractors, subcontractors, engineers or other vendors. As used herein, the “Cost of the Work” shall mean

(A)	All architectural and engineering fees and expenses (except to the extent already part of the Test-Fit Allowance);

(B)	The sum of all third-party costs incurred in order to construct Tenant’s Initial Alterations and all costs reasonably related thereto; and

(C)	Permits and taxes.

The “Administration Fee” shall mean a fee to be computed relative to the Cost of the Work as follows:

-	For the first $500,000: 3%;

-	For the next $501,000: 2%; and

-	Thereafter: 1%.

The Administration Fee shall be payable in monthly installments as the Cost of the Work is incurred. To the extent the Tenant Improvement Allowance has not yet been fully expended and is available to be disbursed (e.g., is not being held for purposes of retainage), any Administration Fee payable as above provided may, to the extent not already reflected on such “Requisition”, be added to any Requisition received and shall be paid directly to Landlord’s managing agent out of the Tenant Improvement Allowance at the time of any “Installment Payment” hereunder (as such quoted terms are hereinafter defined). To the extent the Tenant Improvement Allowance has been fully expended or is not otherwise available to be disbursed, Tenant shall pay the Administration Fee within ten (10) days of demand, which demand(s) may be made monthly.

(iii) Provided there is not then an Event of Default under this Lease, Landlord shall contribute the Tenant Improvement Allowance to the Cost of the Work as follows:

(A) Promptly upon completion of the Tenant’s Initial Alterations in the Premises for the preceding calendar month, Tenant shall submit to Landlord:

(1) contractor’s invoices for all work done and all supplies furnished in connection with the Tenant’s Initial Alterations performed in the Premises in the preceding month;

(2) a detailed breakdown of the aggregate cost of all the Tenant’s Initial Alterations completed to date;

(3) certificates from Tenant’s architect and contractor(s) that (i) the Tenant’s Initial Alterations performed in the Premises in the preceding month have been fully completed; (ii) the Tenant’s Initial Alterations in the Premises were prosecuted in accordance with the plans and specifications previously approved by Landlord; and (iii) there are no violations or liens pending as a result of any of Tenant’s Initial Alterations.;

(4) Tenant’s and its architect’s and contractor’s statements of the total Cost of the Work, the Cost of the Work expended to date and the remaining Cost of the Work yet to be incurred and paid; and

(5) Tenant’s request and approval of Landlord’s payment of the invoices submitted. If Tenant is requesting that Landlord reimburse Tenant for sums already paid by Tenant, Tenant shall also submit to Landlord evidence reasonably satisfactory to Landlord that such sums have been paid, which may include lien waivers. Such requests may include requests that Landlord reimburse Tenant for up to fifty percent (50%) of the Cost of the Work incurred by Tenant prior to the commencement of Tenant’s Initial Alterations for items such as architect’s or engineer’s fees or deposits reasonably required, if any, for the ordering of materials in connection with Tenant’s Initial Alterations notwithstanding that Tenant’s Initial Alterations have not yet commenced.

The foregoing items (1) through (5) are herein collectively called a “Requisition”.

(iv) Within thirty (30) days of Landlord’s receipt of a Requisition for labor, services or materials, for which Landlord has not previously made an “Installment Payment” (as hereinafter defined), provided there is no Event of Default under Lease, Landlord will reimburse Tenant for sums previously paid by Tenant or, if requested by Tenant, pay directly to Tenant’s general contractor ninety percent (90%) of Landlord’s pro rata share of such Requisition, which pro rata share shall be computed by dividing the Tenant Improvement Allowance by the total Cost of the Work, as reflected in the most recent Requisition. Such payment is herein called an “Installment Payment”. The remaining ten percent (10%) of Landlord’s pro rata share of each Requisition shall be paid by Landlord, as hereinafter provided, directly to Tenant or Tenant’s general contractor as a separate and final Installment Payment upon submission of a final Requisition following completion of all the Tenant’s Initial Alterations in accordance with all applicable provisions of the Lease. Such final Installment Payment shall be paid within thirty (30) days of (A) the satisfaction of the provisions of sub-paragraph (iii) above for payment of such final Requisition, except references in said sub-paragraph (iii) to “the preceding month” shall be deemed deleted or to refer to “all Tenant’s Initial Alterations” (or words of similar import), as the context may require, and (B) the delivery to Landlord of all final governmental approvals required for all the Tenant’s Initial Alterations.

(v) In no event Landlord be required to disburse or shall Tenant be entitled to any Installment Payment either (x) as long as Tenant shall be in breach or default of any of the terms, covenants or conditions of the Lease beyond any applicable notice or cure periods, or (y) once Landlord has made Installment Payments aggregating the Tenant Improvement Allowance or (z) for any of Tenant’s Initial Alterations not completed by the date that is the twelve (12) month anniversary of the Suite 550 Delivery Date.

(vi) Any sum due or payable to any Tenant’s contractors, subcontractors, engineers or other vendors or suppliers and not required to be paid by Landlord hereunder shall be paid by Tenant at its sole cost and expense.

Section 4.4 Test-Fit Allowance. As used herein, the “Test-Fit Allowance” shall mean $8,400.00. Landlord’s architect is preparing up to two (2) Test Fits for the Premises and Landlord will pay the invoices of Landlord’s architect up to the amount of the Test-Fit Allowance for such services in accordance with such contract. The Test-Fit Allowance if not fully used shall not be credited against rent or other sums due under the Lease.

Section 4.5 (a) Construction of Tenant’s Initial Alterations. The plans and specifications for the Tenant’s Initial Alterations shall be approved by Landlord (the “TI Plans”) prior to the commencement of construction of the Tenant’s Initial Alterations by Tenant. Landlord shall deliver written notice to Tenant within fifteen (15) days after Landlord’s receipt of the TI Plans for the Premises which notice shall advise Tenant whether the submitted TI Plans are approved, or are unsatisfactory or incomplete in any respect or whether Landlord requires any additional information in order to respond to the same. Landlord shall provide a reasonably detailed explanation for any disapproval or request for additional information. If Tenant is advised that the TI Plans are unsatisfactory or incomplete in any respect or Landlord requires additional information, Tenant shall promptly revise the TI Plans in accordance with such review and submit the revised TI Plans to Landlord addressing Landlord’s response no later than five (5)

business days after Landlord delivers its notice. Landlord shall respond to any such changes, modifications or alterations addressing Landlord’s responses within five (5) business days of Landlord’s receipt thereof. Once the TI Plans are approved, no changes, modifications or alterations in the TI Plans may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed with respect to any proposed alterations that are not structural, do not affect any Building systems or areas outside the Premises. If Landlord fails to respond to a request for Landlord’s approval within the fifteen (15) day or five (5) business day periods set forth above, Tenant may send to Landlord a second notice referring to this Section 4.5(a) and advising Landlord that Landlord has failed to respond to a request for Landlord’s approval to TI Plans within the fifteen (15) day or five (5) business day periods referred to in this Section 4.5(a) and should Landlord fail to respond to Tenant’s second request in writing within five (5) business days of such second request, Landlord shall be deemed to have approved such TI Plans. Should Landlord in fact fail to respond in writing to a request for Landlord’s approval complying with the provisions hereof within five (5) business days after Landlord’s receipt of such second notice, Landlord’s approval to such TI Plans shall be deemed given.

(b) A general contractor (“Contractor”) shall be retained by Tenant to construct the Tenant’s Initial Alterations, which Contractor shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that such Contractor is a California licensed contractor with a successful track record of constructing first class tenant improvements in first class office buildings, provides the insurance required by this Lease and otherwise agrees to comply with the applicable provisions of this Lease and such Contractor hires only sub-contractors previously approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, Tenant shall be required to utilize Landlord’s designated sub-contractors for the following items of Tenant’s Initial Alterations: (i) Mechanical, Electrical and Plumbing Engineers, (ii) fire life safety contractor; (iii) Riser, cable and data management contractor; and (iv) Building Management Systems contractor re: computerized controls. Landlord shall notify Tenant within five (5) business days after Tenant’s request for consent to the Contractor selected by Tenant and such Contractor’s choice of sub-contractors. If Landlord fails to respond to a request for Landlord’s approval of a contractor or sub-contractor within five (5) business days after Tenant’s request, Tenant may send to Landlord a second notice referring to this Section 4.5(b) and advising Landlord that Landlord has failed to respond to a request for Landlord’s approval of a contractor or sub-contractor within the five (5) business day period referred to in this Section 4.5(b) and should Landlord fail to respond to Tenant’s second request in writing within three (3) business days of Landlord’s receipt of such second request, Landlord shall be deemed to have approved such contractor or sub-contractor. Should Landlord in fact fail to respond in writing to a request for Landlord’s approval of a contractor or sub-contractor complying with the provisions hereof within three (3) business days after Landlord’s receipt of such second notice, Landlord’s approval of such contractor or sub-contractor shall be deemed given. As of the Lease Date, the sub-contractors listed on Schedule 2 annexed hereto are approved to perform Alterations in the Building, which Schedule is subject to change by Landlord or its managing agent from time to time.

ARTICLE 5

MONTHLY RENT

Section 5.1 Monthly Rent. Monthly Rent shall be paid beginning on the Rent Commencement Date and throughout the Term in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the number of days in such month. Monthly Rent and all Additional Rent will be paid to Landlord, without Notice or demand, and without deduction or offset, in lawful money of the United States of America at 405 Howard LLC – Rent, MS 310130, P.O. Box 4266, Portland, OR 97208, or to such other address as Landlord may from time to time designate in writing.

Section 5.2 Late Payments/Uncollected Funds. (a) All sums due Landlord which are past due for a period of ten (10) days or more shall bear interest on the unpaid portion from their respective due dates until paid at the rate of one and one-half percent (1 1⁄2%) for each month or part of a month, or if such rate under the circumstances then prevailing shall not be lawful, then at the maximum lawful rate. In addition, if Tenant fails to pay any installment of Monthly Rent or Additional Rent within ten (10) days of the date when due and payable hereunder, a late charge equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord. Nothwithstanding the foregoing, Tenant shall not be obligated to pay the interest charge and/or late penalty fee set forth above with respect to the first time any sum is not paid within the time periods prescribed above in any twelve (12) month period. The foregoing shall be in addition to any other right or remedy which may be available to Landlord in the event of default by Tenant. The payment of such interest or late charge shall not excuse or cure any default by Tenant pursuant to this Lease.

(b) Should any check or other payment on account of Rent be returned uncollected for insufficient funds or any other reason, Tenant shall reimburse Landlord for any fees imposed by Landlord’s financial institution for the return of such check or other payment.

ARTICLE 6

ADDITIONAL RENT FOR OPERATING EXPENSES

Section 6.1 General.

(a) Whenever for any calendar year the “Operating Expenses” (as defined below) exceed the Operating Expenses for the Base Year, then, effective January 1 of such year, Tenant shall pay as Additional Rent the product of Tenant’s Share multiplied by such excess subject to the provisions of Section 6.2. The first payment of Additional Rent for increases in Operating Expenses, if any, shall be effective on the First Monthly Rent Adjustment Date set forth in Section 1.1.

(b) As used in this Lease, the term “Operating Expenses” means:

(i) All reasonable costs paid, payable, or incurred by Landlord for the management, operation, and maintenance of the Project, computed in accordance with generally accepted accounting principles (“GAAP”), including wages, salaries, benefits and compensation employees, and payroll taxes; any gross receipts tax or excise tax levied with respect to the receipt of rent; consulting, accounting, legal, janitorial, maintenance, security, window washing and other services; management fees (not to exceed market rate management fees for comparable buildings, however in no event shall management fees exceed 5% of gross operating revenue for the Building) and costs; that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; reasonable allocation of costs to provide and operate free or discounted visitor parking for the Project; power, water, waste disposal, and other utilities; consumable materials and supplies, tools, and equipment; maintenance and repairs; insurance obtained with respect to the Project (other than earthquake deductibles which shall be governed by Section 6.1 (f) below); depreciation or rental on personal property and equipment used in the management, operation, or maintenance of the Project which is or should be capitalized on the books of Landlord except as set forth in subsection (ii) below; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses. The preceding list is for definitional purposes only and does not impose any obligation to incur such expenses or provide such services. Any services provided by Landlord or any affiliate of Landlord shall be at rates competitive with prevailing rates for comparable services and projects.

(ii) (A) The cost (amortized in accordance with GAAP) together with interest (at the actual or imputed rate that Landlord would reasonably be required to pay to finance the cost of such capital improvement) on the unamortized balance of any capital improvements that are made to the Project by Landlord (1) for the purpose of reducing operating expenses (provided that the annual anticipated savings in the component of operating expenses that such capital improvement is intended to reduce are reasonably expected to exceed the annual amortized cost of such improvement) or (2) after the Lease Date and by requirement of any governmental law, code or regulation (including without limitation the ADA and any provisions of ADA applicable to the Project or any part thereof as a result of the use, occupancy, or alteration thereof by Landlord) that was not applicable to the Project at the time it was constructed and is not as a result of special requirements for any tenant’s use of the Project or (B) The cost of any capital items to the extent provided in Section 6.1(f) below.

(c) The Operating Expenses will not include:

(i) depreciation on the Project (other than depreciation on personal property, equipment);

(ii) costs of alterations of space or other improvements made for tenants of the Project;

(iii) finders’ fees and real estate brokers’ commissions;

(iv) ground lease payments, mortgage principal or interest;

(v) items that are or should be capitalized under GAAP other than those referred to in subsection (b)(ii) above or Section 6.1(f) below;

(vi) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

(vii) costs of excess or additional services provided to any tenant in the Building that are directly billed to such tenants;

(viii) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

(ix) any cost due to Landlord’s breach of this Lease;

(x) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building or disputes with other tenants of the Building;

(xi) any legal fees incurred by Landlord in enforcing its rights under other leases for space in the Project;

(xii) fines, penalties or interest resulting from late payment of Taxes or Operating Expenses, provided however Operating Expenses shall include fines, penalties or interest that are incurred with respect to Operating Expenses which Landlord disputed in good faith;

(xiii) advertising and promotional expenses;

(xiv) Landlord’s charitable and political contributions;

(xv) costs of purchasing or leasing major sculptures, paintings or other artwork, except as may be required to comply with governmental restrictions affecting the Building or Project;

(xvi) penalties or fines incurred by Landlord due to a violation by Landlord of any legal requirement building codes, or any other governmental rule or requirement (other than the underlying cost of such compliance itself) and penalties or fines resulting from the negligence or willful misconduct of Landlord or its employees, agents or contractors;

(xvii) reserves;

(xviii) costs of selling, financing or refinancing the Building;

(xix) The cost of operating any commercial concession which is operated by Landlord at the Building;

(xx) Replacement of the structural portions of the roof or exterior walls, foundations, load bearing walls or base building, except as provided in Section 6.1(f) below;

(xxi) Landlord’s general overhead expenses not related to the Building;

(xxii) Costs of abatement or remediation of Hazardous Substances brought upon, stored, used or disposed of in or about the Building by Landlord or by a particular tenant or occupant of the Building, except for amounts used in the ordinary course of operating the Building;

(xxiii) Sums (other than management fees, it being agreed that the management fees included in Operating Expenses are as described in Section 6.1(b)(i) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the market rate cost for such services rendered by unrelated persons or entities of similar skill, competence and experience; and

(xxiv) Costs incurred for repairs, replacements or restoration due to damage caused by earthquake to the extent within the deductible under Landlord’s earthquake insurance policy, except as provided under the provisions of Section 6.1(f) below.

If, in any calendar year following the Base Year, as defined hereinbelow (a “Subsequent Year”), a new service or category of expense (e.g., earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new service or category of expense shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 6 for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, with the Subsequent Year’s Operating Expenses including the original charge and any increase in the cost of such new service or category of expense in such Subsequent Year’s Operating Expenses. However, if in any Subsequent Year thereafter, such new service or category of expense is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses

Conversely, as reasonably determined by Landlord, when a service or category of expense that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost incurred for such service or category of expense in the Base Year shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 6 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the service or category of expense is not included. However, if such service or category of expense is again included in the

Operating Expenses for any Subsequent Year, then the amount of said service or category of expense originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

(d) If during any calendar year at least ninety-five percent (95%) of the Project is not provided with full Building standard services or is not at least ninety-five percent (95%) occupied, in determining Operating Expenses Landlord shall compute all variable Operating Expenses for such calendar year as though ninety-five percent (95%) of the Project were provided with full Building standard services and were ninety-five percent (95%) occupied. For purposes of this Section, the term variable Operating Expenses shall mean any Operating Expense (or portion thereof) that increases or decreases with the level of occupancy of the Project. In the event that Operating Expenses do not include any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Project, Landlord shall have the right to increase Operating Expenses by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred.

(e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that any estimate of Operating Expenses will equal or approximate the actual Operating Expenses for any calendar year or partial calendar year during the Term.

(f) The costs for repairs, or replacements, or restoration necessitated due to damage caused by earthquakes, whether or not such costs are to be capitalized under GAAP, shall be included within Operating Expenses to the extent actually incurred by Landlord in order to perform and complete such repairs, replacements and restoration and within the deductible under Landlord’s policy of earthquake insurance, but shall only be included on an amortized basis over a one hundred twenty (120) month period with interest at a fixed rate of eight percent (8%) per annum, provided however no such costs shall be included for the purpose of determining Tenant’s Base Year Operating Expenses, including Base Year Operating Expenses for any renewal term, but the foregoing shall not relieve Tenant from the obilgation to pay the portion of such costs that may be amortized during the Base Year occurring during any renewal term. Should the Term of this Lease terminate or expire, including without limitation as a result of Tenant’s exercise of its right to terminate this Lease under Article 19 of this Lease (but other than as a result of Tenant’s default under the provisions of Article 26 of this Lease), before any such costs are fully amortized, Tenant shall not be responsible for any portion of such costs which are to be amortized after the expiration or termination of the Term of this Lease.

Section 6.2 Estimated Payments.

(a) Commencing with the calendar year in which the First Monthly Rent Adjustment Date occurs, Landlord will give Tenant a statement of the estimated Operating Expense increase, if any, for such calendar year. On or before the first day of each month during each calendar year, Tenant shall pay to Landlord Additional Rent monthly, in advance, an amount equal to 1/12 of the product of Tenant’s Share multiplied by Landlord’s estimate of the excess of the Operating Expenses for such year over the Operating Expenses for the Base Year. In the month in each calendar year in which Tenant first makes a payment based upon such estimate, if not January 1st of such year, Tenant shall pay to Landlord or in the case of an overpayment, Landlord shall credit Tenant, for each month which has elapsed since January 1st the difference, if any, between the Additional Rent based upon such estimate of Operating Expenses and the Additional Rent for Operating Expenses actually paid.

(b) If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary substantially from the estimated Operating Expenses for such calendar year, Landlord may deliver to Tenant a revised statement of the estimated Operating Expense increase for such calendar year, and subsequent Additional Rent payments by Tenant in such calendar year will be based upon such revised estimated Operating Expense increase.

Section 6.3 Annual Settlement. Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably practicable, Landlord will deliver to Tenant a statement setting forth Tenant’s Share of actual amounts payable under this Article 6 for the prior calendar year. Such statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within one hundred twenty (120) days after delivery to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. Subject to Tenant’s right to object to such statement for the one hundred twenty (120) day period referred to above, acceptance or resolution of the first such statement shall constitute acceptance of the Operating Expense amount for the Base Year. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Tenant may review Landlord’s records of the Operating Expenses, at Tenant’s sole cost and expense, at the place Landlord normally maintains such records during Landlord’s normal business hours upon reasonable advance Notice. If Tenant elects to audit the Annual Statement, and such audit reveals an overstatement by Landlord of six (6%) or more, of the Building Operating Expenses for such year, then Landlord shall pay the reasonable out-of-pocket cost incurred and paid by Tenant for such audit.

Section 6.4 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of Additional Rent payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year. Tenant’s obligation to pay any deficiency between estimated increase in Operating Expenses and actual increase in Operating Expenses or Landlord’s obligation to refund any overage shall survive the expiration or other termination of this Lease.

Section 6.5 Decrease in Operating Expenses. Notwithstanding anything contained in this Article, the Monthly Rent payable by Tenant shall in no event be less than the Monthly Rent specified in Section 1.1.

Section 6.6 Dispute Resolution. Any dispute regarding the provisions of this Article shall be resolved by arbitration as provided in Article 28.

ARTICLE 7

ADDITIONAL RENT FOR TAXES

Section 7.1 Calculation. Tenant shall pay, as Additional Rent, an amount equal to Tenant’s Share of the excess of Taxes due for each calendar year of the Term over the amount of Taxes due with respect to the Base Year for Taxes. Additional Rent on account of increase in Taxes shall be payable separately in accordance with the provisions of Section 7.4.

Section 7.2 Adjustment of Taxes. If in the Base Year and/or any subsequent tax year the Project is less than fully assessed, then the Taxes for such year(s) shall be appropriately adjusted to reflect what the Taxes for such year(s) would have been had the Project been fully assessed. In the event that there are tenants in the Building from time to time that are entitled to exemptions from Taxes, Taxes for such year(s) shall be appropriately adjusted to reflect the full assessment. Tenant shall only be responsible for Tenant’s Share of such Taxes if Landlord is required to pay the same.

Section 7.3 Tax Appeal. If, by virtue of any application or proceeding brought by or on behalf of Landlord, there shall be a reduction of the assessed valuation of the Project for any year, including the Base Year, which affects the Taxes, or part thereof, for which Additional Rent has been paid by Tenant pursuant to this Article, such Additional Rent payment shall be recomputed on the basis of any such reduction and Landlord will credit against the next accruing installment of Monthly Rent due under this Lease, after receipt by Landlord of a tax refund or credit, any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant’s Share of all costs, expenses, and fees, including reasonable attorney’s fees incurred by Landlord in connection with such application or proceeding.

Section 7.4 Estimated Payments and Annual Settlement. Commencing with the calendar year in which the First Monthly Rent Adjustment Date occurs, Landlord will give Tenant a statement of the estimated Additional Rent for increases in Taxes for such calendar year. On or before the first day of each month during each such calendar year, Tenant shall pay to Landlord Additional Rent of one-twelfth (1/12) of the product of Tenant’s Share of such estimated increase. In the month in each calendar year in which Tenant first makes a payment based upon such estimate, if not January 1st of such year, Tenant shall pay to Landlord for each month which has elapsed since January 1st the difference, if any, between the Additional Rent based upon such estimate and the Additional Rent for Taxes actually paid. After the end of each calendar year, there shall be a reconciliation of the Additional Rent for Taxes actually due and the total of estimated payments for such Additional Rent, as provided in Section 6.3.

Section 7.5 Final Proration. Any Additional Rent payable pursuant to this Article for any partial year shall be adjusted in proportion to the number of days in such partial year during which this Lease is in effect. The obligation of Tenant with respect to any Additional Rent pursuant to this Article applicable to the last fiscal or calendar year of the Term shall survive the expiration or termination of this Lease.

Section 7.6 Decrease in Taxes. Notwithstanding anything contained in this Article, the Monthly Rent payable by Tenant shall in no event be less than the Monthly Rent specified in Section 1.1.

Section 7.7 Dispute Resolution. Any dispute regarding the provisions of this Article shall be resolved by arbitration as provided in Article 28.

ARTICLE 8

INSURANCE

Section 8.1 Landlord’s Insurance. At all times during the Term, Landlord will carry insurance coverages and amounts reasonably determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the Project.

Section 8.2 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would jeopardize or be in conflict with casualty insurance policies covering the Project or increase the rate of fire or any other insurance applicable to the Project.

Section 8.3 Tenant’s Insurance.

(a) During the entire Term, and for so long thereafter as Tenant shall occupy any portion of the Premises, Tenant shall keep in full force and effect, at its own expense, a policy or policies of:

(i) Commercial General Liability insurance, in occurrence form, covering bodily injury or death to persons and damage to or destruction of property, and including contractual liability coverage for Tenant’s indemnity obligations required by this Lease to afford protection of not less than $2,000,000 per occurrence and $2,000,000 combined single limit in the aggregate for any one accident.

(ii) Worker’s Compensation insurance as required by all state and/or federal laws.

(b) Such policies will be maintained with companies having a “General Policyholders Rating” of at least A:IX as set forth in the most current issue of “Best’s Insurance Guide,” and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall have the right to provide the coverages required herein under blanket policies provided that the coverage afforded Landlord shall not be diminished by reason thereof. No more frequently than once every thirty-six (36) months, Landlord shall have the right to review the provisions of this Article and to require reasonable changes in the amounts or types of insurance, or both, as it may deem reasonably necessary in order to adequately protect its interests.

Section 8.4 Certificates of Insurance. Tenant shall, prior to the Commencement Date, cause to be delivered to Landlord an original certificate of insurance providing a minimum of thirty (30) days prior notice of cancellation or reduction in coverage. Renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy. All such certificates shall indicate that Landlord, Landlord’s managing agent and such additional parties as Landlord shall designate are additional insureds with respect to the Commercial General Liability coverage.

Section 8.5 Waiver of Subrogation. All property insurance policies carried by either party shall contain a waiver by the insurer of any rights of subrogation to any cause of action (including negligent acts) against the Tenant or Landlord (as the case may be) and their officers, directors, and employees. Further, each party waives any claim or cause of action against the other party hereto arising from any loss or damage to property which is covered by such insurance or which could be covered by such insurance if either party self-insures but only insofar as such party is compensated by such insurance for such loss or damage.

Section 8.6 Tenant’s Property. All furnishings, fixtures, equipment and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord.

ARTICLE 9

REQUIREMENTS OF LAW AND ENVIRONMENTAL HAZARDS

Section 9.1 General. (a) Landlord shall be responsible for all costs to cause the restrooms and common areas of the Building serving the Premises to comply with all Legal Requirements, including the ADA, as of the applicable Delivery Date. At its sole cost and expense, Tenant shall promptly comply with all Legal Requirements now in force or in force after the Delivery Date relating to the condition, use, or occupancy of the Premises, excluding requirements of structural changes to the Premises or Building, unless such structural changes are required by the unique nature of Tenant’s use or occupancy (including without limitation, the hardware lab referred to in Section 3.1 of this Lease), Tenant’s employee capacity or proposed non-Building standard Alterations. Tenant shall participate in all Building practice fire drills and Building evacuations and shall prepare and maintain a Fire and Life Safety Plan for its employees and guests.

(b) In the event that Tenant’s employee capacity or any non-Building standard Alteration proposed to be performed by Tenant or any proposed use of the Premises, or any portion thereof, for any purpose other than office use (whether or not expressly permitted under this Lease or consented to by Landlord and including without limitation, the hardware lab referred to in Section 3.1 of this Lease) shall trigger any Legal Requirement that any other repair or Alteration be performed in or to the Premises, Building or Project (herein, the “Triggered Requirement”), then Tenant, at its sole cost and expense, shall comply with the Triggered Requirement and deliver to Landlord reasonably satisfactory evidence thereof.

Section 9.2 Americans with Disabilities Act. Tenant shall be responsible for all modifications to the Premises required for compliance with ADA.

Section 9.3 Environmental Hazards. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Land, Building or Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in connection with the use permitted by this Lease and then only in strict compliance with all applicable Environmental Laws. Any such Hazardous Substances permitted on the Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Land, Building or Premises by Tenant, Tenant’s agents, employees, contractors or invitees. Landlord shall indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Land, Building or Premises by Landlord, Landlord’s agents, employees, contractors or invitees. Tenant shall have no liability or responsibility for any remediation costs and/or fees arising from the use, storage, generation or disposal of Hazardous Substances in, on or about the Land, Building or Premises not otherwise caused by Tenant or its agents, employees, contractors or invitees. Landlord represents to Tenant that (1) to Landlord has received no written notice that there are any environmental conditions affecting the Premises in violation of Environmental Laws, and (2) to the best of Landlord’s knowledge, there is no asbestos or asbestos-containing materials in the Premises.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

Section 10.1 Consent Required.

(a) Except as provided in Section 10.4, Tenant shall not enter into or agree to any Transfer without in each case first obtaining the written consent of Landlord in accordance with the provisions of this Article. Any Transfer without such consent shall be voidable by Landlord, at its sole option and discretion, and shall constitute a default under this Lease. Any consent to any Transfer which may be given by Landlord shall not constitute a waiver of the provisions of this Article or a release of Tenant from the full performance of the covenants herein contained.

(b) Upon obtaining a proposed assignee, subtenant or transferee upon terms satisfactory to Tenant, Tenant shall submit to Landlord: (i) a copy of the fully executed proposed assignment or sublease or other instrument of Transfer; (ii) a description of the nature and character of the business of the proposed assignee or subtenant or transferee; (iii) such financial information as Landlord may reasonably request, including financial statements, either audited independently or signed by an authorized officer or principal, for the two (2) most recent completed fiscal years of the proposed subtenant or assignee or transferee (financial statements furnished to Landlord which are not independently audited must be in accordance with GAAP and must include all four (4) GAAP financial statements); and (iv) such other reasonably available information as Landlord may request. Upon receipt of the items set forth above, Landlord shall have thirty (30) days to (i) elect to recapture the Premises or portion thereof described in the Tenant’s notice in accordance with Section 10.1(d) below, (ii) consent to the proposed Transfer as provided in the remainder of this Article 10, (iii) not consent to the proposed Transfer (iv) or request additional information with respect to such Transfer. Should Landlord elect not to consent to the proposed Transfer, Landlord shall provide in writing its reasons for withholding such consent. If Landlord fails to respond to a request for Landlord’s consent to a Transfer complying with the provisions hereof within thirty (30) days of Landlord’s receipt of the last of the items completing such request, Tenant may send to Landlord a second notice referring to this Section 10.01 (b) and advising Landlord that Landlord has failed to respond to a request for Landlord’s consent within the thirty (30) day period referred to in this Section 10.01 (b) and should Landlord fail to respond to Tenant’s second request in writing within seven (7) business days of such second request, Landlord shall be deemed to have consented to such Transfer request. Should Landlord in fact fail to respond in writing to a request for Landlord’s consent complying with the provisions hereof such second request within seven (7) business days after Landlord’s receipt of such second notice, Landlord’s consent to such Transfer shall be deemed given.

(c) With respect to any request by Tenant for consent from Landlord to any document, Tenant shall submit simultaneously with any information required hereunder a payment of $1,000.00 as a non-refundable fee for the processing of Tenant’s request.

(d) Landlord shall have the option, to be exercised by giving Notice to Tenant no later than thirty (30) days after receipt by Landlord of all of the information required in the previous paragraph, to cancel and terminate this Lease as of the date proposed by Tenant for the commencement of such assignment or subletting, either (i) in its entirety, in the case of an assignment or a sublease of seventy-five (75%) percent or more of the total area of the Premises; (ii) that portion of the Premises that Tenant desires to sublet, as well as the balance of the Premises not previously sublet in the case of any sublease which, together with all other subleases then in effect, totals seventy-five (75%) percent or more of the total area of the Premises for the remainder of the Term; or (iii) in the case of any other sublease, only as to that portion of the Premises that Tenant desires to sublet. The foregoing notwithstanding, Landlord’s option to cancel and terminate the Lease set forth above shall not apply to one or more proposed sublease(s) (herein, each a “Tenant Permitted Sublease”), which when taken together, do not aggregate more than thirty-five percent (35%) of the rentable area of the Premises, provided each such sublease expires not later than forty-eight (48) months after the Suite 550 Commencement Date. Such subleases shall nevertheless remain subject to Landlord’s consent and the remainder of the provisions of this Article 10.

(e) If Landlord does not exercise its options contained in sub-paragraph (d) above within said thirty (30) day period or said option do not apply, its consent to any such proposed Transfer shall not be withheld or delayed provided that it shall be deemed reasonable for Landlord to withhold its consent (i) if the proposed assignee or subtenant’s use and character are not in Landlord’s reasonable opinion in keeping with the character of the Building; (ii) if Landlord has not obtained Landlord’s mortgagee’s consent to such Transfer, if required, provided Landlord acknowledges that mortgagee’s consent shall not be required for any Tenant Permitted

Sublease; (iii) if Landlord has available for rent comparable or similar space in the Building, Tenant is or has solicited other tenants or occupants of the Building or is subleasing or assigning to same; (iv) no Transfer shall be to a person or entity which has a financial standing, is of a character, is engaged in business, is of a reputation, or proposes to use any part of the Premises in a manner, not in keeping with the standards of a first-class office building; (v) such Transfer does not expressly provide that it is subject to all of the obligations of Tenant pursuant to Lease (other than those specific economic and business terms (e.g. rent, term) that are specifically applicable to such sublease and/or assignment) and that there shall be no further Transfer without such further Transfer again being subject to the provisions of this Article 10; (vi) any such Transfer shall result in there being more than five (5) occupants other than Tenant in the Premises; (vii) the proposed subtenant or assignee or transferee shall not be a person then negotiating with Landlord for the rental of any space in the Building; and (viii) the proposed subtenant or assignee or transferee is a governmental agency that, in Landlord’s reasonable judgment, is likely to cause public assembly or “walk-in” traffic not consistent with class “A” office use.

As a condition of Landlord’s consent, Tenant shall require its subtenant or assignee, as the case may be, to obtain and maintain throughout the term of any such sublease or assignment the same insurance coverage that Tenant is required to maintain pursuant to Article 8, including providing certificates verifying such coverage and naming Landlord and its managing agent and such other persons or entities as Landlord may designate as additional insureds and to waive subrogation against the Landlord. Landlord’s consent to any assignment or sublease, if given, shall be evidenced only in a written agreement provided by Landlord and signed by Landlord, Tenant and its assignee or subtenant, as the case may be.

Section 10.2 Tenant’s Continued Liability. If this Lease shall be assigned, or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than Tenant, Tenant shall continue to be liable for the performance of all the provisions of this Lease. Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection of Rent shall be deemed a waiver of the covenants in this Article 10, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

Section 10.3 Sublease Premium. Tenant shall pay Landlord, as Additional Rent, fifty (50%) percent of the Sublease Premium derived from any Transfer as and when received, except in the event of a Transfer pursuant to Section 10.4. “Sublease Premium” shall mean all rent, additional rent, and/or other monies, property, and other consideration of every kind whatsoever received by Tenant from the subtenant, assignee or transferee for, or by reason of, the Transfer (including all amounts received by Tenant for, or attributable to, any personal property included with any such Transfer, less: (a) commissions actually paid by Tenant to a licensed real estate broker to list and procure the sublease or assignment, amortized over the term of the sublease or assignment, commencing with the date on which the sublease or assignment term commences; (b) the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord’s consent as provided in this Lease) solely to prepare the subleased space for the subtenant or the Premises for the assignee, but amortized over the term of the Transfer) commencing with the date on which the Transfer term commences; (c) Monthly Rent and Additional Rent provided for in this Lease allocable to the space covered by such sublease or assignment and (d) reasonable out of pocket legal fees paid by Tenant to third parties in connection with such assignment or subletting

Section 10.4 Affiliate Transfer. Tenant may enter into a Transfer without the Landlord’s consent but with not less than (10) business days prior Notice to Landlord, to an Affiliate, provided that such Transfer is not for the purpose of avoiding liability pursuant to this Lease and that the net worth of its assignee or transferee is at least equal to the net worth of Tenant. Tenant shall provide Landlord with a fully executed instrument of Transfer at least ten (10) business days prior to the effective date of such Transfer. “Affiliate” of Tenant means a person or entity “controlling,” “controlled” by or under common “control” with Tenant, including without limitation any subsidiary or parent company of Tenant. The words “controlling,” “controlled” and “control” shall have the meanings given them under the Securities Exchange Act of 1934, as amended. Landlord shall not have any right to participate in the profit or terminate this Lease in connection with a sublease or assignment to an Affiliate in compliance with the provisions of this Section. For purposes of this Section 10.4, the following transactions shall also be deemed to be transactions with an “Affiliate” (a) an assignment of this Lease or a subletting of all or any portion of the Premises to (i) a corporation resulting from the merger, consolidation or reorganization of Tenant or Tenant’s parent corporation with another corporation, or (ii) to any entity that acquires all of the assets of Tenant (provided this Lease shall not then consist of all or substantially all of the assets of Tenant), (b) a transfer or issuance of shares of Tenant in connection with any financing provided to or investment made in Tenant or in conjunction with any merger where the acquiring company acquires all of the shares of Tenant, or (c) the issuance of shares of Tenant on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or (d) the shareholders of Tenant transferring the shares of Tenant which they hold to each other, to their immediately family members, or to any trust or other estate planning vehicle, or selling or trading the shares of Tenant on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). Any such assignment, sublease or transfer under this Section 10.4 shall nevertheless comply with the remaining terms and conditions set forth in this Article 10 and shall be entered into for a legitimate business purpose and not to evade or avoid liability or Tenant’s obligations under this Lease.

Section 10.5 Lease Termination. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies

Section 10.6 ERISA and UBTI Restrictions. Notwithstanding anything to the contrary contained in this Article 10, no assignment or subletting by Tenant nor any other transfer or vesting of Tenant’s interest hereunder (whether by merger, operation of law or otherwise) shall be permitted if:

(a) Landlord, or any person designated by Landlord as having an interest therein, directly or indirectly, controls, is controlled by, or is under common control with (i) the proposed assignee, sublessee or successor-in-interest of Tenant; or (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee, sublessee or successor-in-interest of Tenant;

(b) the proposed assignment or sublease (i) provides for a rental or other payments for the leasing, use, occupancy or utilization of all or any portion of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales;

(c) in the reasonable opinion of Landlord and Landlord’s counsel, such proposed assignment, subletting or other transfer or vesting of Tenant’s interest hereunder (whether by merger, operation at law or otherwise) will (i) cause a violation of the Employee Retirement Income Security Act of 1974 by Landlord, or by any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord; or (ii) result or may in the future result in Landlord, or any person which, directly or indirectly, has an interest in Landlord, receiving “unrelated business taxable income” (as defined in the Internal Revenue Code).

Section 10.7 Potential Sublease of Additional Space by Tenant from Orrick, Herrington and Sutcliffe, LLP. Landlord and Tenant acknowledge that Tenant may elect to enter into negotiations for the sublease of approximately eight thousand (8,000) rentable square feet on the 4th floor of the Building (the “Orrick Sublease Space”) from Orrick Herrington and Sutcliffe, LLC (“Orrick”). Such sublease (the “Orrick Sublease”) shall be subject to Landlord’s approval as provided in the lease in effect between Landlord and Orrick (herein, the “Orrick Lease”) but Landlord agrees it will not withhold its consent to the Orrick Sublease on the basis set forth in sub-section 10.1 (e)(iii) of this Lease should the Orrick Lease contain a similar provision. Landlord further agrees it does not object to Tenant, at its sole cost and expense, constructing a staircase (the “Staircase”) from the Premises to the Orrick Sublease Space, provided (i) Orrick consents to the construction of such Staircase, (ii) Tenant complies with the provisions of Article 15 below with respect to the construction of the Staircase and (iii) Tenant posts security satisfactory to Landlord to provide for the removal of such Staircase at the expiration of the term of the Orrick Sublease, which security shall not be less than 150% of the current cost estimated by Landlord to remove the Staircase and perform necessary restoration work, which cost is to be escalated for inflation at the rate of 3% per year on a compounded basis.

ARTICLE 11

RULES AND REGULATIONS

Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit C. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations so long as Tenant’s rights under this Lease are not materially and adversely affected or materially and adversely impaired. In the event of any breach of any rules or regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and in addition to any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 12

COMMON AREAS

As used in this Lease, the term “common areas” means the hallways, entryways, stairs, lobbies, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Landlord, tenants of the Project, their employees, invitees, licensees, and other visitors. Without advance Notice to Tenant, but without any liability to Tenant in any respect (provided Landlord will take no action permitted under this Article in such a manner as to materially impair or adversely affect Tenant’s substantial benefit and enjoyment of the Premises or access thereto), and, except in the case of an emergency, Landlord will provide Tenant’s representative in the Premises with reasonable advance notice (which notice may be telephonic, by email or by posting in the Building), of any such action which will adversely affect Tenant, Landlord shall have the right to:

(a) Close off any of the common areas to whatever extent required in the opinion of Landlord to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

(b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

(c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common areas to a portion of the Building or other buildings, or converting any portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord will make an appropriate adjustment in the rentable area of the Building or the Building’s pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant’s Share; provided however, in no event shall Tenant’s Share increase as a result thereof.

ARTICLE 13

LANDLORD’S SERVICES

Section 13.1 Landlord’s Repair and Maintenance. Landlord will as a cost of operation maintain, repair and restore the common areas of the Project and public restrooms, the exterior windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building (including, but not limited to, slabs, foundations and load bearing walls) in reasonably good order and condition. Such costs shall be included in Operating Expenses as and to the extent provided in Article 6 hereof. Any damage occasioned by Tenant (or Tenant’s employees, agents, contractors, licensees, invitees, customers or clients) shall be repaired by Landlord at Tenant’s expense. Tenant agrees to notify Landlord of necessity for any repairs of which Tenant may have knowledge and for which Landlord may be responsible under the provisions of this Section.

Section 13.2 Landlord’s Other Services. Landlord shall furnish the Premises with the following services:

(a) Electricity sufficient to provide power for “normal office use” as reasonably determined by Landlord which is defined as electrical power sufficient for Building standard lighting and low wattage office equipment, and excluding electrical power required for electronic data processing equipment, computer rooms, special lighting in excess of Building standard lighting, or any other item of electrical equipment which (individually) consumes more than 1.8 kilowatts at rated capacity or which requires a voltage other than 120 volts single phase. If Tenant installs equipment requiring power in excess of that required for normal office use as determined by Landlord, Tenant shall pay to Landlord upon billing for the cost of such excess power as Additional Rent, together with the cost of installing any additional risers, submeters or other facilities that may be necessary to furnish and/or measure the use of such excess power to the Premises. Tenant shall notify Landlord in writing of any need for any excess power usage. If Tenant fails to deliver such notice to Landlord, such excess power usage shall be deemed to have commenced on the first day of occupancy of the Premises by Tenant.

(b) Heat, ventilation, and air conditioning (HVAC) to the extent reasonably required to provide a standard of comfort customary in other comparable buildings in the area (“Building Standard HVAC”), during reasonable and usual business hours of 8:00 a.m. to 6:00 p.m., exclusive of Saturdays, Sundays, and state and national holidays (“Building Standard Hours”), or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency. If Tenant desires Building Standard HVAC before or after Building Standard Hours, Tenant shall request such service in advance, and Landlord shall provide such service, at the then current hourly rate charged to other tenants in the Building, Tenant shall pay such charges as Additional Rent within ten (10) days of receipt of invoice. Landlord’s current charges as of the Lease Date for Building Standard HVAC after Building Standard Hours are as follows: Fan only - $55.00 per hour; HVAC - $150.00 per hour plus applicable charges for Building engineers. Such charges are subject to change from time to time and may include minimum required hours for Building engineers. If Tenant’s equipment or office machines require additional air conditioning capacity above that provided by Landlord as Building standard or during other than Building Standard Hours, such additional air conditioning installation and operating costs shall be paid by Tenant. Tenant shall not, without Landlord’s prior written consent, use heat generating machines or equipment or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the Building air conditioning system. If such consent is given, Landlord shall have the right to install supplementary air conditioning units servicing the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord as Additional Rent.

(c) Public elevator service and a freight elevator serving the floors on which the Premises are situated, during hours designated by Landlord, provided, however, that there shall always be available at least one public elevator supplying access to the Premises twenty-four (24) hours each day, seven (7) days per week, subject to any Building security requirements, maintenance, the effects of emergencies, any interruption of utility services, and the effects of mechanical breakdowns or any damage to, or destruction of, the Building of Building systems.

(d) Janitorial service five (5) days per week, excluding holidays; provided, however that if Tenant improvements are not consistent in quality and/or quantity with Building standard improvements and therefore require special cleaning or janitorial services, Tenant shall pay any cleaning and janitorial costs attributable to such special services. Tenant shall comply with all Legal Requirements and Landlord’s then current sustainability practices relating to the handling, sorting, separation and/or recycling of all refuse, waste and rubbish.

(e) As of the Suite 400 Delivery Date, there is a Building lobby attendant present 24 hours per day, 7 days per week, 52 weeks per year, but Landlord does not covenant to maintain such attendant throughout the Term of this Lease.

Section 13.3 Conduit Use. If there is no Event of Default under this Lease Tenant may request the ability, at its sole cost, risk and expense, and, subject to availability, Landlord will not unreasonably withhold its consent to Tenant, to use a reasonable portion of Building shafts, risers and conduits to be designated by Landlord between the Premises and other parts of the Building. Tenant’s access to and use of such shafts, risers and conduits shall be subject to the terms and conditions hereinafter contained.

(a) Such shafts, risers and conduits shall be used solely to provide telecommunications services to the Premises in connection with the conduct of Tenant’s business in the Premises and for no other purpose.

(b) Such shafts, risers and/or conduits shall be used by Tenant in common with others on a non-exclusive basis and Tenant shall cooperate with and not interfere with the use of such shafts, risers and/or conduits by others. If Tenant or its employees, designees, contractors or other service providers shall damage, violate or interfere with any such shafts, risers and/or conduits or the use thereof by others or their equipment or cabling or other equipment contained therein, Tenant shall, upon demand, correct and /or cure the same at its expense.

(c) All of Tenant’s installations and Alterations proposed in connection with the use of such shafts, risers and/or conduits shall be subject to all applicable provisions of this Lease, including, without limitation, the requirement that Tenant obtain Landlord’s separate consent thereto and perform any related installations or Alterations at its sole cost and expense and otherwise in accordance with Article 15 hereof. Landlord may require Tenant to utilize Landlord’s riser management firm for installations or Alterations affecting such shafts, conduits and/or risers, provided the charges of such firm are reasonably competitive.

(d) For purposes of this Lease, all installations within any such shafts, risers and/or conduits shall constitute personal property of the Tenant. Landlord shall have no obligation to provide any services, maintenance, repairs or restoration to or for any of Tenant’s installations within or related to Tenant’s use of any such shafts, risers and/or conduits, and Tenant shall, at its sole risk, cost and expense, maintain and repair (including necessary replacements or restorations) all such installations in good and safe working order and condition and provide all insurance for the same.

(e) Prior to the expiration or termination of this Lease, Tenant shall, at its sole cost and expense, remove all installations and Alterations within or affecting any such shafts, risers and/or conduits, including without limitation, all cabling, runways, piping, sleds and dunnage and restore such shafts, risers and/or conduits to the condition prior to the installation of any of Tenant’s installations. Tenant’s removal and restoration obligation shall survive the termination and/or expiration of this Lease.

Section 13.4 Manufacturer’s Warranty. In the event any special equipment or appliance is installed by Landlord in the Premises, whether during initial build-out for Tenant, or at any time subsequent to the Commencement Date, such equipment or appliance shall be covered only by the manufacturer’s warranty. After the original warranty period on said equipment or appliance has expired, the servicing, maintenance, repair, or replacement of said equipment or appliance shall be the sole responsibility and expense of Tenant throughout the remainder of the Term and any extensions thereof.

Section 13.5 Limitation on Liability. (a) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services; (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

(b) Notwithstanding the foregoing, if (for reasons other than condemnation or casualty which are governed by the provisions of Articles 18 and 19, respectively) Landlord fails to provide any “Essential Service” (as hereinafter defined) which Landlord is obligated to perform or provide under this Lease and, as a result thereof, Tenant shall be not able to use and shall have discontinued its occupancy of all or any portion of the Premises for a period of five (5) consecutive business days or more after Notice thereof to Landlord specifying such failure and stating that Tenant intends to exercise its rights under this Section 13.5(b), then Tenant shall be entitled to an abatement of Monthly Rent allocable to such portion of the Premises which is not usable and is unoccupied for each day from and after said five (5) consecutive business day period until the earlier to occur of such Essential Service being restored by Landlord or such portion of the Premises is again occupied by Tenant. As used herein, “Essential Service” means any of the following: heating or air-conditioning (as required in this Article 13), office electricity to be provided by Landlord as and to the extent provided under this Article 13 and elevator service. The abatement provided for in this subsection shall not apply to any discontinuance of an Essential Service caused by casualty, condemnation or force majeure. The foregoing notwithstanding, Tenant shall not be entitled to an abatement of such Monthly Rent so long as or in the event that such failure results from: (i) any installation, alteration or improvement performed or condition created on behalf of Tenant or its agents, employees, contractors, subtenants or invitees; (ii) Tenant shall be in default or fail to perform its obligations under this Lease after the expiration of applicable notice and cure periods; (iii) the negligence or tortuous conduct of Tenant, its agents, employees, contractors, subtenants or invitees; or (iv) Unavoidable Delays.

ARTICLE 14

TENANT’S CARE OF THE PREMISES

Tenant will maintain the Premises in the same condition existing at the time they were delivered to Tenant, reasonable wear and tear, casualty and condemnation excluded. Tenant shall also be responsible for the maintenance of Tenant’s equipment, personal property, and trade fixtures located in the Premises and any special equipment, such as supplemental air conditioning units, installed at Tenant’s request. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises or the Project that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. The cost of any such repairs plus fifteen (15%) percent of such expense for Landlord’s overhead shall be Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as may be specified in Article 4. No representations respecting the condition of the Premises or the Project have been made by or on behalf of Landlord to Tenant, except as specifically set forth in this Lease.

ARTICLE 15

ALTERATIONS

Section 15.1 General.

(a) Tenant will not make or allow to be made any alterations, additions, or improvements to or of the Premises, or attach any fixtures or equipment to the Premises (an

“Alteration”), without first obtaining Landlord’s written consent. Alterations of a purely cosmetic nature, such as painting or wallpapering, and which do not require a building permit or other governmental authorizations shall not require Landlord’s approval, but shall be subject to Tenant complying with all other applicable provisions of this Lease and this Article 15 (other than the requirements of sub-sections (i) and (iv) below), including without limitation the requirement that Tenant give prior Notice of such changes to Landlord in order that Landlord can confirm that such changes are truly cosmetic in nature. Landlord further agrees that it will not require payment of the construction management fee referred to in sub-paragraph (b) below for cosmetic alterations being performed at any one time (or contemporaneously) costing $50,000 or less in the aggregate. Prior to commencing any Alterations, Tenant shall furnish to Landlord:

(i) Copies of all governmental permits and authorizations which may be required in connection with such Alteration;

(ii) A certificate evidencing that Tenant or its contractors have procured general liability and worker’s compensation insurance including without limitation contractors’ protective, blanket contractual and completed operations coverages, with limits satisfactory to the Landlord;

(iii) Such additional bodily injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 8) as Landlord may reasonably require because of the nature of the work to be done by Tenant; and

(iv) Plans and specifications for such Alterations.

(b) If Landlord reasonably determines that the services of architects or engineers or other professionals are reasonably required in order to review Tenant’s plans for any Alterations, the fees charged by such professionals shall similarly be paid by Tenant. In addition, Tenant shall pay to Landlord or its managing agent a construction management fee of three percent (3%) of the cost of any Alterations for coordinating access to the Building and Building services in connection with such Alterations. All such fees and charges shall be deemed Additional Rent and shall be paid within ten (10) days of Tenant’s receipt of an invoice for such services. Neither Landlord’s or its managing agent’s review of any plans or specifications, providing any such coordination services or consent to any Alterations shall create any responsibility or liability on the part of Landlord or its managing agent for the completeness, design sufficiency, or compliance with Legal Requirements or create any guaranty or warranty with respect to such Alterations. All such Alterations:

(i) will be performed by contractors reasonably approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic’s or insurance construction lien bond);

(ii) shall, when completed, be of such a character as not to lessen the value of the Premises;

(iii) shall conform to applicable Building codes and shall be approved by any and all governmental, quasi-governmental or utility authority having jurisdiction;

(iv) shall be performed promptly in accordance with the plans and specifications, in a good workmanlike manner and in full compliance with all applicable permits, authorizations, building and zoning laws and the Building Rules in effect at such time; and

(v) shall be located entirely within the Premises and performed in such a manner so as not to interfere with any other tenant in the Project or impose any additional expense upon Landlord in the maintenance or operation of the Project unless Tenant agrees, in writing, on terms and conditions satisfactory to Landlord to be solely responsible for all such additional expense.

(c) Subject to Tenant’s rights and obligations in Section 17.1, all Alterations made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord’s property and at the end of the Term will remain on the Premises without compensation to Tenant, provided, however (i) Landlord at its option may require Tenant to remove any or all Alterations upon expiration or earlier termination of the Lease and (ii) Landlord shall not require the removal of Tenant’s Initial Alterations to the Premises, except for such improvements as are in Landlord’s opinion not standard office installations, such as private bathrooms, exercise facilities, internal staircases and the hardware lab referred to in Section 3.1 hereof. Landlord shall indicate in its approval of the plans for any Alterations, including Tenant’s Initial Alterations, which Alterations or improvements are to be removed pursuant to this Section.

(d) Landlord shall not be liable for any failure of any Building facilities or services caused by any Alterations. Tenant shall pay the cost of correcting any such faulty installation as Additional Rent unless caused by improper or defective work performed by Landlord or its contractor.

(e) In the event Tenant installs any equipment which generates noise or vibration exceeding levels typically generated by standard office equipment, as reasonably determined by Landlord, whether or not previously approved by Landlord, Landlord reserves the right to require Tenant to (i) provide and maintain, at Tenant’s sole cost and expense, noise/vibration suppressing equipment for all such equipment; and (ii) remove any and all equipment that creates noise and/or vibrations that disturb other tenants of the Building.

Section 15.2 Free-Standing Partitions. Tenant will have the right to install or relocate free-standing work station partitions, without Landlord’s prior written consent, so long as no building or other governmental permit is required for their installation or relocation. However, if a permit is required, Tenant shall not install or relocate such partitions without Landlord’s prior written consent, which shall not be unreasonably withheld. The free-standing work station partitions which are paid for by Tenant will be part of Tenant’s trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord’s property for all purposes under this Lease.

ARTICLE 16

CONSTRUCTION LIENS

Tenant will pay or cause to be paid all costs and charges for all work done by Tenant or caused to be done by Tenant, in or to the Premises, and for all materials furnished for, or in connection with, such work. Tenant will indemnify Landlord against and hold Landlord harmless of and from all construction liens and claims of liens, and all other liabilities on account of such work by or on behalf of Tenant, other than work performed by Landlord. If any such lien, at any time, is filed against any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days. If Tenant fails to pay any charge for which a construction lien has been filed, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest without inquiring into the validity thereof. The amount so paid, together with reasonable attorneys’ fees incurred, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in the Project to liability under any construction or other lien law. If Tenant receives Notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by, or for, or materials furnished to, or for, Tenant, it will immediately give Landlord Notice of such lien notice. At least fifteen (15) days prior to the commencement of any work in or to the Premises, Tenant will give Landlord Notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 17

END OF TERM

Section 17.1 Surrender of Premises. Upon the expiration of the Term or earlier termination of this Lease, Tenant will deliver all keys to Landlord and promptly quit and surrender the Premises broom clean, in good order and repair, ordinary wear and tear excepted, and further excepting damage by casualty or condemnation except damage by casualty shall be excepted only to the extent of Landlord’s obligation to repair or restore damage by casualty under this Lease. Tenant, at its sole expense, shall remove such Alterations as Landlord has requested in accordance with Article 15, and all of its computer, data, telephone and security equipment including all computer, data, telephone and security wiring and cables in the plenum and the walls. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture or Alterations. All trade fixtures, equipment, furniture, effects and Alterations remaining on the Premises after the expiration or termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord in a commercially reasonable manner without Notice to Tenant or any other person and without obligation to account for them. Notwithstanding the foregoing provisions of this Article if Tenant has failed to surrender the Premises in the condition required hereunder, Landlord at its option may perform all or a portion of removals and repairs required of Tenant hereunder, for Tenant’s account, and Tenant will reimburse Landlord for the costs of doing so (including fifteen (15%) percent for Landlord’s overhead and profit) within ten (10) days after receipt of a statement of such cost.

Section 17.2 Holding Over.

(a) If Tenant fails to vacate the Premises after the expiration of the Term, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month-to-month tenancy except that the Rent shall be the greater of an amount equal to one hundred fifty (150%) percent of the greater of (i) the Rent in effect immediately prior to the expiration (or sooner termination) of the Lease; or (ii) the current market rent. The foregoing notwithstanding, the parties agree that the Rent for the first thirty (30) day period that Tenant holds over in occupancy after the expiration (or sooner termination) of the Term shall be in an amount equal to one hundred twenty-five percent (125%) of the Rent in effect immediately prior to the expiration (or sooner termination) of the Lease. None of the foregoing payments shall serve to extend or renew the Term.

(b) Failure of Tenant to remove any Alterations or any substantial amount of furniture, furnishings, or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate.

(c) Notwithstanding the foregoing, Landlord may evict Tenant from the Premises and recover damages including consequential damages caused by wrongful holdover.

Section 17.3 Survivorship. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

ARTICLE 18

EMINENT DOMAIN

If all or any part of the Premises shall be taken or conveyed as a result of the exercise of the power of eminent domain or under threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date of taking. In the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by Notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken or conveyed shall be of such extent and nature as substantially to impede or impair Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith. Tenant shall have no claim against Landlord for the value of any unexpired Term or any other value whatsoever; provided however, Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for, or on account of, Tenant’s moving expenses, trade fixtures and equipment; provided same does not reduce Landlord’s award. In the event of a taking of the Premises which does not result in a termination of this Lease, Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant’s Share will be appropriately recalculated. Tenant agrees that its rights to terminate this Lease due a partial taking are governed by this Article 18. Tenant waives all rights it may have under California Code of Civil Procedure §1265.130, or otherwise, to terminate this Lease based on a partial taking.

ARTICLE 19

DAMAGE AND DESTRUCTION

Section 19.1 Repair. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same subject to Unavoidable Delays and adjustment of insurance claims, subject to the provisions of this Article, provided such repairs can, in Landlord’s opinion, be made within one hundred eighty (180) days, and this Lease shall remain in full force and effect.

Section 19.2 Option to Repair or Terminate. If such repairs cannot, in Landlord’s reasonable opinion, be made within one hundred eighty (180) days, Landlord, at its option, shall, by Notice to Tenant within thirty (30) days after the date of such fire or other casualty, either (a) elect to repair or restore such damage subject to Unavoidable Delays and adjustment of insurance claim, with this Lease continuing in full force and effect; or (b) terminate this Lease as of a date specified in the Notice. Should a “Major End of Lease Casualty” occur then Tenant shall have an option to terminate this Lease by Notice to Landlord given within thirty (30) days after the date of such Major End of Lease Casualty. As used herein, a “Major End of Lease Casualty” shall mean a fire or other casualty which damages the Premises in the last twelve (12) months of the Term of this Lease where (a) Tenant has not exercised any option (should it have any) to extend or renew the Term of this Lease, and (b) the repairs cannot be made, in Landlord’s reasonable opinion, within the lesser of (i) one hundred eighty (180) days or (ii) the remainder of the Term of the Lease.

Section 19.3 Rent Abatement. If such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy and if such damage is not the result of the willful misconduct of Tenant or Tenant’s employees or invitees, then during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Rent in the proportion that the rentable area of the Premises rendered unusable by such damage bears to the total rentable area of the Premises.

Section 19.4 The provisions of this Lease, including those in this Article 19, constitute an express agreement between Landlord and Tenant that applies in the event of any casualty to the Premises. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code §19322(2) and §1933(4), or any successor statute, relating to any rights or obligations concerning a casualty.

Section 19.5 In the event of any fire or other casualty affecting all or any part of the Premises, Landlord shall send Tenant a Notice containing Landlord’s reasonably estimated length of time needed to substantially complete the restoration thereof, and if such estimate shall exceed nine (9) months, then Tenant, as its sole remedy, shall have the right, exercisable by Notice to Landlord given on or before the thirtieth (30th) day after Tenant’s receipt of such Notice to terminate this Lease effective on a date specified in Tenant’s Notice but in no event less than thirty (30) days after the date of such Tenant’s Notice.

ARTICLE 20

SUBORDINATION

Section 20.1 General. This Lease and all of Tenant’s rights hereunder shall be subject and subordinate to any mortgage, deed of trust or other security instrument now or hereafter affecting all or any portion of the Project (including, without limitation, the Deed of Trust dated as of July 31, 2007, between Landlord, as grantor, Fidelity National Title Insurance Company, as trustee, and Metropolitan Life Insurance Company, as beneficiary (herein referred to as the “Deed of Trust”) and to all renewals, modifications, consolidations, replacements and extensions thereof (herein referred to as “Security Documents”), to any and all advances secured by any Security Document (including, without limitation, any additional advances made in connection with the Deed of Trust) and to all of the rights of the holders of any Security Documents. The foregoing subordination shall be self-operative and no further instrument of subordination need be obtained by any holder of a Security Document, provided, however, that upon such holder’s request, Tenant shall promptly execute and deliver an instrument reasonably acceptable to Tenant prepared by such holder evidencing and confirming such subordination. Notwithstanding the foregoing, if the holder of a Security Document shall elect to have this Lease be superior to the lien of such Security Document, this Lease shall be deemed to be superior to such Security Document upon the giving of Notice to such effect by such holder to Tenant, irrespective of the relative dates of execution of this Lease and such Security Document or the recordation of either.

Section 20.2 Attornment. In the event the holder of any Security Document (or any other person or entity) shall come into possession of or acquire title to the Project as a result of the enforcement or foreclosure (judicial or nonjudicial) of such Security Document, or by means of the delivery to such holder (or to such other person or entity) of a deed-in-lieu of foreclosure or as a result of any other means, or in the event that Landlord’s estate in such real property is conveyed or passes to a person or entity by operation of law or any other means (such holder, and any other such person or entity, so coming into possession of or acquiring title to such real property being sometimes collectively referred to herein in such capacity as a “Successor Owner”), then in any of said events Tenant shall, at the election and upon the request of such Successor Owner, attorn to such Successor Owner as its landlord under this Lease. The foregoing attornment requirement shall be self-operative upon any such request of a Successor Owner without the execution of any further instruments on the part of any of the parties hereto immediately upon the Successor Owner coming into possession of, or acquiring title to, the Project. Tenant agrees, however, upon demand of such Successor Owner, to execute an instrument reasonably acceptable to Tenant in confirmation of the foregoing provisions prepared by such Successor Owner. Upon such attornment, Tenant shall be bound to the Successor Owner under all of the terms, covenants and conditions of the Lease for the balance of the Term and any extensions or renewals thereof (if any) which may be effected in accordance with any option set forth in this Lease, with the same force and effect as if the Successor Owner were the Landlord under this Lease, except that in such case neither the holder of the related Security Document nor the Successor Owner shall: (i) be liable for any act, omission or default of any prior landlord under this Lease (including, without limitation, Landlord); or (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord under this Lease (including, without limitation, Landlord) except to the extent such act, omission or default is of a continuing nature and continues after the period the Successor Owner has succeeded to the interest of the Landlord under this Lease, and is capable of being cured, and such Successor Owner has been provided with written notice of the same; or (iii) be bound by any rent or additional rent which Tenant might have paid for more than the then current month to any prior landlord under this Lease (including, without limitation, Landlord) or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord under this Lease (including, without limitation, Landlord) (except to the extent the holder of such Security Document or other Successor Owner shall have actually received any such amounts); or (iv) be bound by any amendment or modification of this Lease made without the consent of the holder of such Security Document or other such Successor Owner (unless such consent was not required under such Security Document); or (v) be bound by any agreement of any landlord under this Lease (including, without limitation, Landlord) with respect to the completion of any improvements in the Premises or the real property encumbered by the Security Document or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements.

Section 20.3 Notice to Lender. Tenant shall send a copy of any notice given Landlord under this Lease which alleges that Landlord is in default of its obligations under this Lease or in which Tenant claims a right to terminate this Lease to the holder of each Security Document at the same time and in the same manner such notice is sent to Landlord. Notice with regard to the Deed of Trust shall be sent as follows:

Metropolitan Life Insurance Company

10 Park Avenue

Morristown New Jersey 07962

Attention: Senior Vice president, Real Estate Investments

with a copy to:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 04105

Attention: Director

with a copy to:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 04105

Attention: Associate General Counsel

Section 20.4 Subordination and Non-Disturbance. Following execution and delivery of this Lease, Landlord shall request and use commercially reasonable efforts to obtain from its existing mortgagee, a subordination, non-disturbance and attornment agreement on such mortgagee’s current customary form (herein, an “SNDA”) within thirty (30) days of the Lease Date. Landlord shall not be obligated to expend any monies or agree to any modifications of such mortgage in order to obtain the SNDA. Tenant shall bear and pay when due any costs incurred or imposed in connection with obtaining the SNDA. Failure to obtain such SNDA shall not impose any liability upon Landlord or in any way affect the validity of this Lease or the parties’ respective obligations hereunder.

ARTICLE 21

ENTRY BY LANDLORD

Section 21.1 Entry. Upon reasonable advance notice to Tenant (except in the event of emergency) (which notice need not be in writing and may be given by telephone, email or in person to Tenant’s designated employee at the Premises), Landlord, its agents, employees, and contractors may enter the Premises at any time and at reasonable hours to:

(a) Inspect the Premises;

(b) Exhibit the Premises to prospective purchasers, lenders or tenants (provided Landlord shall only have the right to show the Premises to prospective tenants during the last twenty-four (24) months of the Term);

(c) Determine whether Tenant is complying with its Lease obligations, if Landlord has a good faith belief that Tenant is not complying with its Lease obligations;

(d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

(e) Post notices of non-responsibility or similar notices; or

(f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

Tenant shall have the right to have a Tenant representative present during any such Landlord entry, provided Tenant agrees to make such a representative available should it desire to do so.

Section 21.2 Waiver. Except to the extent of any personal injury or property damage arising from Landlord or Landlord’s employees’, agents, contractors’ or invitees’ negligence or willful misconduct, Tenant hereby waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article. Landlord will at all times be provided with a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant’s vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Rent or other charges Tenant is required to pay pursuant to this Lease.

ARTICLE 22

INDEMNIFICATION, WAIVER, AND RELEASE

Section 22.1 Indemnification and Waiver. Except to the extent arising from Landlord or Landlord’s employees’, agents, contractors’ or invitees’ negligence or willful misconduct, Tenant shall indemnify and hold Landlord and Landlord’s members, officers, directors, agents, employees and contractors (“Landlord Parties”) harmless against and from any and all loss, cost and expense arising from Tenant’s use of the Premises, and from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence or willful misconduct of the Tenant, or any of its agents, employees or contractors. In case any action or proceeding is brought against any Landlord Party by reason of such claim, Tenant, upon Notice from Landlord, shall defend same, at Tenant’s expense, by counsel reasonably satisfactory to Landlord. Except to the extent arising from Landlord or Landlord’s employees’, agents, contractors’ or invitees’ negligence or willful misconduct, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant’s property or injury to Tenant’s employees, agents, visitors, invitees, and licensees in or upon the Premises and Tenant hereby waives all claims in respect thereof, from any cause whatsoever. Except to the extent arising from the negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees and subject to the provisions of Section 8.5 hereof, Landlord shall indemnify and hold Tenant and Tenant’s members, officers, directors, agents, employees and contractors (the “Tenant Parties”) harmless against and from any and all loss, cost and expense arising from any claim for personal injury or property damage resulting from the negligence or willful misconduct of Landlord or any of its agents, employees or contractors. In case any action or proceeding is brought against any Tenant Party by reason of such claim, Landlord, upon Notice from Tenant, shall defend same, at Landlord’s expense, by counsel reasonably satisfactory to Tenant.

Section 22.2 Release. Landlord shall not be liable to Tenant for any entry of third parties into the Project, or for any damage to person or property, or loss of property in and about the Project by or from any unauthorized or criminal acts of third parties (i.e., parties other than Landlord, its employees, agents or contractors), regardless of any breakdown, malfunction, or insufficiency of any security measures, practices, or equipment provided by Landlord. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge.

Section 22.3 Limitations of Actions. In any situation in which Tenant disputes Landlord’s reasonableness in exercising its judgment or withholding or delaying its consent or approval, the sole remedies available to Tenant shall be those of an equitable nature, such as an action for an injunction or specific performance. Tenant specifically waives the rights to money damages or other remedies (including the right to claim money damages by way of setoff, counterclaim or defense). Failure by Tenant to seek relief within ninety (90) days of the date of Landlord’s decision or alleged failure to render a decision shall be deemed a waiver of any right to dispute such action.

Section 22.4 Survival. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 23

SECURITY DEPOSIT AND FIRST MONTH’S RENT

Section 23.1 Security Deposit. (a) Tenant will deposit with Landlord, upon Tenant’s execution of this Lease, the sum set forth in Section 1.1 as the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. In the event Tenant fails to perform or observe any of the provisions of this Lease (after the expiration of any applicable grace or cure periods), then Landlord, at its option, may (but shall not be obligated to do so) apply the Security Deposit, or portion thereof as may be necessary, to remedy such default, to repair damages to the Premises caused by Tenant or to the payment of any other expense which Landlord may incur as a result of Tenant’s default. In the event Landlord so applies any portion of the Security Deposit, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit to the original amount. Provided Tenant is not in default, any portions of the Security Deposit remaining upon expiration or earlier termination of this Lease shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease. Tenant shall not be entitled to any interest thereon.

Section 23.2 Letter of Credit. (i) Tenant shall have the right to deposit said Security Deposit in the form of a renewable, irrevocable, unconditional and transferable Letter of Credit from an Issuing Bank in substantially the form attached hereto as Exhibit E. Tenant shall continuously renew such Letter of Credit at least sixty (60) days prior to each expiration date thereof and failure to do so shall constitute a default under this Lease and Landlord shall thereupon immediately be entitled to draw upon said Letter of Credit without Notice to Tenant.

(ii) In the event that at any time during the Term, Landlord, in Landlord’s reasonable opinion, believes (i) that any rating of the Issuing Bank shall be less than the rating specified for an Issuing Bank in this Lease; or (ii) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the “Existing L/C”) in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send Notice to Tenant to replace the Existing L/C within ten (10) business days of the receipt of Landlord’s Notice with a new letter of credit (hereinafter referred to as the “Replacement L/C”) from an Issuing Bank meeting the qualifications for an Issuing Bank in this Lease. Upon receipt of a Replacement L/C meeting said qualifications, Landlord shall forthwith return the Existing L/C to

Tenant. In the event that a Replacement L/C meeting said qualifications is not received by Landlord within the time specified or if Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord as a cash Security Deposit in accordance with Section 23.1 subject, however, to Tenant’s right, at any time thereafter prior to a Tenant’s default hereunder, to replace such proceeds with a new Letter of Credit meeting the requirements of this Section 23.2.

Section 23.3 In the event of a sale of Landlord’s interest in the Land, Building and/or Project, Landlord shall have the right, upon Notice to Tenant (which may be given simultaneously with the transfer), to transfer the Security Deposit (or Letter of Credit) deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit (or Letter of Credit). In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit (or Letter of Credit). It is agreed that the provisions hereof shall apply to every transfer or assignment made of said Security Deposit (or Letter of Credit) to a new Landlord.

Section 23.4 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit (or Letter of Credit) deposited hereunder as security or the proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

Section 23.5 Security Reduction. Provided there is no Event of Default under this Lease as of the applicable security reduction date or at the time of Tenant’s request, and Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord that Tenant has completed a successful equity raise of not less than $25,000,000, then Landlord, upon Tenant’s request, agrees the Security Deposit under the Lease shall be reduced by $500,000 on the first (1st) day of the twenty-second (22nd) month after the Suite 550 Rent Commencement Date and by $600,000 on the first (1st) day of the thirty-fourth (34th) month after the Suite 550 Rent Commencement Date. If such Security Deposit is then in the form of a Letter of Credit, Landlord agrees to then consent to a corresponding reduction in the amount of such Letter of Credit.

Section 23.6 First Month’s Rent. Tenant will deposit with Landlord, upon Tenant’s execution of this Lease, the sum set forth in Section 1.1 as the First Month’s Rent, which sum shall be applied to the first installment of Monthly Rent. In the event Tenant defaults under the terms of this Lease prior to the application of the First Month’s Rent, such sums shall be held as a Security Deposit to be disposed of in accordance with Section 23.1.

Section 23.7 Tenant waives the provisions of California Civil Code §1950.7, and all other provisions of law now in force, or that become in force after the Lease Date, that provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of accrued Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees, including future rent payments.

ARTICLE 24

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 25

EFFECT OF SALE

A sale or conveyance of the Project and/or assignment by Landlord of this Lease shall operate to transfer all of Landlord’s obligations under the Lease from and after the effective date of such sale, conveyance, or assignment to Landlord’s successor in interest and provided such successor assumes Landlord’s obligations thereafter accruing under this Lease in writing, such sale or conveyance shall release Landlord from liability for all of the covenants, terms, and conditions of this Lease, express or implied. After the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord’s successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord’s successor in interest to this Lease.

ARTICLE 26

DEFAULT

Section 26.1 Events of Default. The occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant:

(a) if Tenant shall fail to pay Monthly Rent and/or Additional Rent for Operating Expenses or Taxes and such failure shall continue for more than five (5) days after receipt of Notice of nonpayment; or

(b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than five (5) days after receipt of Notice of nonpayment; or

(c) if Tenant shall fail to comply with the restrictions and provisions of Article 10; or

(d) if Tenant shall fail to perform or observe any other term hereof to be performed or observed by Tenant, and such failure shall continue for more than thirty (30) days after Notice thereof from Landlord (except that, if such default cannot with all due diligence be cured within such thirty (30) day period, such thirty (30) day period shall be extended for a period of time necessary for Tenant to cure such default, provided that Tenant commences to cure such default promptly, and in any event within such thirty (30) day period, and thereafter proceeds to cure such default with due diligence, but in no event shall such cure period be extended beyond ninety (90) days from the date of the original Notice of default); or

(e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

(f) if any proceeding against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after it commenced, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

(g) vacation or abandonment of the Premises for a continuous period in excess of five (5) business days, provided such vacation of the Premises shall not be deemed a default if Tenant continues to carry the insurance required under this Lease with respect to the Premises and pay the Rent reserved under this Lease.

Section 26.2 Landlord’s Remedies. If an Event of Default shall occur under this Lease, then Landlord may exercise any one or more of the remedies set forth in this Section, or any other right or remedy available under applicable law or contained in this Lease:

(a) Terminate this Lease by giving Tenant written Notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written Notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession and (2) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Any sums due under the foregoing Section 26.2(b)(2) shall be calculated and due monthly. If Landlord elects to proceed under this Section 26.2(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. If and to the extent required by applicable law, Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written Notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 26.2(b). If Landlord elects to proceed under this Section 26.2(b), it may at any time elect to terminate this Lease under Section 26.2(a).

(c) In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations).

Section 26.3 If Landlord provides Tenant with any rent abatement in consideration of this Lease, Tenant acknowledges and agrees that Landlord provided such rent abatement to Tenant in reliance upon Tenant’s representation and warranty that Tenant shall faithfully and timely perform all terms and conditions of this Lease. Accordingly, if an Event of Default by Tenant shall occur, Landlord shall, in addition to all other damages due Landlord, recover such rent abatement from Tenant as Additional Rent.

Section 26.4 Continuation After Default. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect as long as Landlord does not terminate this Lease by Notice of termination to Tenant, and Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease.

Section 26.5 Other Relief. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

Section 26.6 Landlord’s Right to Cure Defaults. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after Notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. The thirty (30) day period referred to above shall not apply in the event of an emergency, Tenant’s failure to obtain insurance, Tenant’s failure to comply with any legal or insurance requirement requiring sooner action or the removal of any lien under Article 16 of this Lease. All sums paid by Landlord under this Section and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, together with interest thereon from the date of expenditure by Landlord to the date of repayment by Tenant at the greater of (a) eighteen (18%) percent per annum; or (b) the rate of interest equal to five (5%) percent per annum over the Prime Rate from time to time, but not in any event at a rate greater than the maximum rate permitted by law. In addition to any other rights or remedies of Landlord, Landlord shall have the same rights and remedies in the event of the nonpayment of such sums and interest as in the case of default by Tenant in the payment of Rent.

Section 26.7 Interest. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

ARTICLE 27

INTENTIONALLY OMITTED

ARTICLE 28

ARBITRATION

Section 28.1 General. The parties have not agreed to arbitrate all disputes arising pursuant to this Lease; however, Landlord or Tenant may at any time request final and binding arbitration of any matter in dispute where arbitration is expressly provided for in this Lease. Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys’ fees, (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Lease has been properly submitted to mandatory arbitration, and or compelling arbitration of any dispute. The party requesting arbitration shall do so by giving Notice to that effect to the other party, specifying in said Notice the nature of the dispute. All such arbitration hearings shall be held in the City of San Francisco, California, and determined by a single arbitrator for matters up to $200,000.00 and by three arbitrators for any dispute in excess of such amount, in accordance (to the extent consistent with this Article) with the Commercial Arbitration Rules then pertaining to the American Arbitration Association (the “Rules”).

Section 28.2 Demand and Jurisdiction. A party demanding arbitration of a dispute shall give Notice to that effect to the other party and shall in such Notice appoint a disinterested arbitrator if a dispute is to be resolved by three (3) arbitrators. Within ten (10) business days after delivery of such Notice, the other party will also appoint a disinterested arbitrator by Notice to the original party. Within ten (10) business days after the latter appointment, the two arbitrators so appointed will appoint a third arbitrator (the “Neutral Arbitrator”). If only one arbitrator is to be used, then such arbitrator shall be selected as provided by the Rules. The Neutral Arbitrator shall conduct the arbitration. The qualification of the arbitrators shall be as follows: a real estate broker with at least ten (10) years experience in office leasing in San Francisco, a partner in a national accounting firm’s San Francisco office, or a lawyer specializing in real estate matters with at least ten (10) years experience in the San Francisco area. Selection of the Neutral Arbitrator will be subject to the following:

(a) if the second arbitrator is not appointed within said ten (10) business day period, the first arbitrator will select the Neutral Arbitrator; and

(b) if the two arbitrators appointed by the parties cannot agree, within ten (10) business days after the appointment of the second arbitrator, upon the appointment of the Neutral Arbitrator, they will give Notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of the Neutral Arbitrator within five (5) business days after the arbitrators appointed by the parties give such Notice, then either of the parties may apply to the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco for a court appointment of the Neutral Arbitrator.

Section 28.3 Procedure. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of the State of California. The arbitrator(s) shall have no authority nor jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them nor to modify the provisions of this Agreement. The parties shall not assert any claim for punitive damages except to the extent such awards are specifically authorized by statute. The Federal Arbitration Act, Title 9 of the United States Code, is applicable to this Lease transaction and shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure. No provision of, nor the exercise of any rights under this Article shall limit the right of the Landlord to evict the Tenant, exercise self help remedies or obtain provisional or ancillary remedies such as an injunction, receivership, attachment or garnishment. Any arbitration proceeding may proceed in the absence of any party who, after Notice, fails to be present at such arbitration and, in such event, an award may be made based solely upon the evidence submitted by the party that is present. Discovery will be in accordance with the Federal Rules of Civil Procedure. The arbitrators will render a decision and award in writing, within thirty (30) days after appointment, and will deliver counterpart copies of the decision and award to each of the parties. Unless otherwise agreed in writing by the parties or unless this Agreement has been terminated, during the pendency of the arbitration, the parties will continue to comply with all the terms and provisions of this Agreement which are not the subject of the arbitration proceeding. This agreement to arbitrate will be specifically enforceable by either party. The decision or award rendered by the arbitrator(s) shall be final, non-appealable, and binding upon the parties, and judgment may be entered upon it in accordance with applicable California law in a court of competent jurisdiction.

Section 28.4 Time Frame. The parties shall use their best efforts to complete any arbitration within sixty (60) days of initial notice of arbitration. The arbitrator(s) shall be empowered to impose sanctions for any party’s failure to do so. The provisions of this arbitration provision shall survive any termination, amendment, or expiration hereof or of the Lease. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for the disclosure of information required in the ordinary course of business of the parties or as required by applicable law or regulation. Any time limitation (such as the statute of limitations or laches) which would bar litigation of a claim shall also bar arbitration of the claim. If any provision of this Article is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable. The parties understand that they have decided that upon demand of either of them, their disputes as described herein will be resolved by arbitration rather than in a court and once so decided cannot later be brought, filed or pursued in court.

Section 28.5 Other Rights. Nothing in this Article shall limit the right of either party to obtain from any court having jurisdiction equitable, provisional or ancillary remedies such as injunctive relief, attachment, garnishment, or the appointment of a receiver. Such rights may be exercised at any time, except to the extent such action is contrary to a final award of decision in any arbitration proceeding. The institution and maintenance of such action will not constitute a waiver of the right of either party to submit any dispute under this Agreement to arbitration, nor render inapplicable the compulsory arbitration provisions hereof.

Section 28.6 Fees. Each party will pay one-half the fees and the costs incurred by the Neutral Arbitrator, unless the Neutral Arbitrator exercises its discretion, or is required by this Article, to award fees, costs and expenses to the prevailing party.

ARTICLE 29

MISCELLANEOUS

Section 29.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered triplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

Section 29.2 No Recordation. Tenant’s recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

Section 29.3 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the rules and regulations shall not prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in written agreement giving such waiver. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease. No act by Landlord or its agent shall be deemed an acceptance of a surrender of the Premises or an agreement to accept such surrender unless in writing and signed by Landlord. No employee of Landlord or its agent shall have any power to accept the keys to the Premises and the delivery of the keys shall not operate as a termination of this Lease or surrender of the Premises. The parties acknowledge that the provisions of this Section are essential and material terms of this Lease.

Section 29.4 Estoppel Certificates. Landlord and Tenant agree that from time to time, upon not less than fifteen (15) days prior written request by the requesting party (each, a “Requesting Party”), that the other party shall promptly complete, execute and deliver to the Requesting Party, or any party or parties designated by the Requesting Party, an estoppel certificate in reasonable form certifying: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (2) the dates to which the Rent and other charges have been paid; (3) that the Premises have been unconditionally accepted by the Tenant (or if not, stating with particularity the reasons why the Premises have not been unconditionally accepted); (4) the amount of any Security Deposit held hereunder; (5) that, so far as the party making the certificate knows, the Requesting Party is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (6) any other matter reasonably requested by the Requesting Party. Any such statement may be conclusively relied upon by any prospective lender, purchaser of the Building or the third party designated by the Requesting Party. In addition to Landlord’s other rights and remedies with respect to this Lease, if Tenant fails to deliver to Landlord an executed estoppel certificate within fifteen (15) days after Landlord’s written request therefor, than beginning on the sixteenth (16th) day after such request, Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to Three Hundred Dollars ($300.00) per day until such time as Tenant delivers such executed estoppel certificate to Landlord.

Section 29.5 Attorneys’ Fees. In the event Landlord institutes an action for the collection of any Rent or other sums due or to become due hereunder, or recovery of the possession of the Premises or in the event an action is filed by either party to enforce or interpret any provisions of this Lease, then the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys’ fees at trial or on appeal of such suit or action, in addition to all other sums provided by law. The prevailing party shall be determined under California Civil Code §1717(b)(1) or any successor statute.

Section 29.6 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 29.7 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, Land or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant’s rights and obligations under this Lease.

Section 29.8 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as expressly contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project. The taking possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises and the Building and that, except to the extent set forth in a written “punchlist” or other agreement between Landlord and Tenant, the same were good and satisfactory condition at the time such possession was so taken.

Section 29.9 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

Section 29.10 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Section 1.1, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the Broker. Based on the foregoing, Landlord will pay the Broker named in Section 1.1, if any, a commission due with respect to this Lease pursuant to a separate agreement.

Section 29.11 Governing Law. This Lease will be governed by and construed pursuant to the laws of the State of California.

Section 29.12 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

Section 29.13 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to Landlord funded leasehold improvements in the Premises. Promptly after Landlord’s demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant Improvement Allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

Section 29.14 Counterparts. This Lease and any amendment hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Lease or any amendment attached thereto. Facsimile signatures to this Lease or any amendment shall be binding upon the parties and the parties agree to exchange ink-signed originals within three (3) business days after the date of this Lease or any amendment.

Section 29.15 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

Section 29.16 Confidentiality. It is hereby agreed that the terms and provisions of this Lease are confidential and, as such, may not be disclosed to any individual or entity without the express written consent of Landlord; provided, Tenant shall have the right to disclose the terms and provisions of this Lease to Tenant’ attorneys, tax advisors, accountants, financial advisors and investors without the consent of Landlord but who shall similarly be subject to Tenant’s obligation hereunder to keep the terms and conditions hereof confidential. Any disclosure without such consent shall be deemed a material default of the terms of this Lease.

Section 29.17 Approval. Except as may be specifically otherwise provided in this Lease, reference in this Lease to “approval,” “consent” “judgment” and “satisfactory” shall not be interpreted as justifying arbitrary rejection, but rather shall connote a reasonable application of judgment taking into account long-term leasing practices and commercial customs relating to major real estate transactions.

Section 29.18 Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in San Francisco, California, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Pacific time.

Section 29.19 Construction of Terms. Wherever used in this Lease, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word “Lease” shall mean this Lease and any schedules or supplements hereto. Whether or not specifically stated in any provision of this Lease, reference herein to (i) any law, statute, ordinance, code, rule, regulation or the like shall mean and included any and all modifications, amendments and replacements thereof, (ii) the phrase “including” shall mean “including without limitation” and (iii) any right of Landlord shall mean unless expressly provided therein to the contrary, such right without any corresponding obligation, (iv) “or” is not exclusive, (v) “hereunder” “herein”, “hereof” and the like refer to this Lease as a whole, (vi) “Article”, “Section”, “Schedule” and “Exhibit” refer to Articles, Sections, Schedules and Exhibits of this Lease, (vii) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (viii) a reference to a law includes any amendment, modification or supplement to, or replacement of, such law, (ix) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms, (x) “Tenant” shall mean Tenant and any subsequent holder or holders of this Lease, (xi) “Landlord” shall be limited to and mean only the owner or mortgagee in possession of the Project at the time in question and in the event of any sale, assignment or transfer of its interest in the Project, such assigning owner or mortgagee in possession shall upon such sale, assignment or transfer automatically and without further agreement be released and discharged from all covenants, conditions and agreements of the Landlord accruing under this Lease from and after the date of such sale, assignment or transfer, and such covenants, conditions and agreements accruing thereafter shall thereupon and thereafter be binding only upon each new owner or mortgagee in possession of the Project, until its interest in the Project is sold, assigned or transferred and (xii) pronouns of any gender shall include the other gender; and either the singular or plural shall include the other.

Section 29.20 Waivers. (a) Jury Trial. To the extent enforceable, Landlord and Tenant waive the right to a trial by jury in any action, counterclaim, proceeding or litigation arising out of, under or in connection with, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the negotiation and execution of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

(b) Statutory Waivers. Tenant hereby waives the benefits of: (i) Sections 1932 and 1933(4) of the California Civil Code (pertaining to the termination of a hiring); (ii) Sections 1941. and 1942 of the California Civil Code (pertaining to the obligations of a landlord to maintain premises and the rights of a tenant to make certain repairs or terminate a lease); (iii) Section 1945 of the California Civil Code (pertaining to renewal of a lease by acceptance of rent); (iv) Section 1950.7 of the California Civil Code (pertaining to security for the performance of a rental agreement); (v) Section 1995.310 of the California Civil Code (pertaining to remedies for withholding of consent to transfer of a leasehold); (vi) Section 1263.260 of the California Code of Civil Procedure (pertaining to the removal of improvements upon condemnation); and, (vii) Section 1265.130 of the California Code of Civil Procedure (pertaining to the termination of a lease upon condemnation).

Section 29.21 Consequential Damages. In no event shall Landlord be liable for any consequential, special, punitive or indirect loss or damage which Tenant may incur or suffer in connection with this Lease or any services to be performed or provided pursuant hereto.

Section 29.22 Limitation of Liability. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Project (including rent and insurance proceed of the Project) for the collection of a judgment (or other judicial process) requiring the payment of damages or money by Landlord, and no other property or assets of Landlord or any member, partner, shareholder, joint venturer or other beneficial owner of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

Section 29.23 Lender Contingency. This Lease is contingent upon the approval of Landlord’s lender, which approval Landlord shall request promptly after the mutual execution hereof by both parties. In conjunction with Landlord’s request for approval, Landlord shall also request that Lender execute the SNDA, provided Tenant has executed the same and paid the applicable fees, if any, in connection therewith. If such approval is not obtained within twenty (20) days after the date this Lease is countersigned by the Landlord and returned to the Tenant, either party may, by Notice to the other given after the expiration of such twenty (20) day period but before such approval is obtained, declare this Lease to be null and void and of no force or effect.

Section 29.24 Financial Statements. Upon Notice from Landlord, which may not be given more than once each calendar year, Tenant shall provide, within fifteen (15) business days, audited financial statements prepared by its regularly retained certified public accountant. In the event that Tenant does not have such financial statements generally prepared, Tenant shall provide financial statements prepared in accordance with generally accepted accounting principles consistently and certified by its chief financial officer.

Section 29.25 Control Over Tenant’s Wi-Fi Use.

(a) Wi-Fi. Tenant shall have the right to install, at its sole cost and expense, a wireless intranet, Internet, and communications network (also known as “Wi-Fi”) utilizing IEEE 802.XX protocols within the Premises for the use of Tenant and its employees (the “Network”) subject to the provisions of this Article 29 and to the provisions of Article 15. All telecommunications service providers shall be subject to Landlord’s prior written approval.

(b) No Solicitation. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Premises.

(c) Interference. Tenant agrees that the Network, Tenant’s communications equipment and the communications equipment of Tenant’s service providers located in or about the Premises or installed in the Building to service the Premises including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building, Landlord reserves the right to cause Tenant to operate on a channel or frequency band that Landlord selects, in its sole discretion. In the event that Tenant’s Communications Equipment causes or is believed by Landlord to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will promptly take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon notice from Landlord, Tenant shall use other channels or frequencies as determined solely by Landlord, or, at Landlord’s election, shut down the Tenant’s Communications Equipment pending resolution of the interference (with the exception of intermittent testing upon prior notice to, and with the prior approval of, Landlord). Landlord shall have no obligation or liability with respect to any interruption, curtailment or discontinuance of telecommunications services.

(d) Arbitration. If there is a dispute between Landlord and Tenant as to any such interference, then either party may submit such dispute to arbitration in accordance with the terms of Article 28, except that the chosen arbitrator(s) shall be (an) engineer(s) having at least five (5) years of experience in telecommunications.

(e) Maintenance. Tenant shall maintain Tenant’s Telecommunications Equipment in good order and repair at its sole cost and expense.

(f) Acknowledgment. Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to other tenants and/or occupants of the Building and to telecommunications service providers.

Section 29.26 Notices. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including notices required by California Code of Civil Procedure §1161, or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure §1162 or any similar or successor statute.

ARTICLE 30

EXTENSION OPTION

Section 30.1 Extension Option. Tenant shall have the option (herein, the “Extension Option”) to extend the term of this Lease for an additional term of five (5) years (herein, the “Extension Term”) to commence on the day following the Expiration Date and to terminate five (5) years thereafter, provided that Tenant is not in default of any provision of this Lease and has not subleased more than fifty percent (50%) of the area of the Premises during any portion of the two (2) Lease Years prior to the Expiration Date. Such extension shall be upon the same terms and conditions as contained in this Lease except that (i) the Monthly Rent shall be the “Fair Market Rent” as of the date of “Tenant’s Notice” (as hereinafter defined), determined pursuant to Section 30.2; (ii) there shall be no Landlord’s Work, Tenant Improvement Allowance, free rent or other related concessions granted for such extension; (iii) the Base Year for Operating Expenses shall be the calendar year in which the Extension Term commences; (iv) the Base Year for Taxes shall be the calendar in which the Extension Term commences; and (v) there shall be no further option to extend. In order to exercise the Extension Option, Tenant shall give notice to Landlord (“Tenant’s Notice”) of such exercise not later than twelve (12) months prior to the Expiration Date, time being of the essence. In order for Tenant’s exercise to be effective, at the time it gives such Tenant’s Notice and at the time the Extension Term is to commence, there shall not, at Landlord’s option, be an outstanding Event of Default under this Lease. If Tenant fails to exercise its Extension Option within the time period provided herein, said time being of the essence, Tenant shall be deemed to have waived its Extension Option without any further notice from Landlord and Landlord shall be free to lease such space upon such terms as Landlord may elect in its sole discretion.

Section 30.2 Determination of Rent. Following Tenant’s Notice, but no later than nine (9) months prior to the Expiration Date, Landlord shall give Tenant notice (“Landlord’s Notice”) of Landlord’s determination of the “Fair Market Rent” (as hereinafter defined) for the extension term. For the purposes of this Article, the term “Fair Market Rent” shall mean the product of (i) annual fair market rental rate per square foot for comparable space in the Building and in other comparable first-class office buildings in the San Francisco, California central business district paid by tenants pursuant to renewal leases similar to this Lease and taking into account rent concessions then being granted, if any, for such leases, for comparably improved space for a term of five (5) years multiplied by (ii) the rentable square foot area of the Premises based upon Landlord’s then applicable standards for measuring rentable square footage in the Building. Tenant shall have the right to contest Landlord’s determination by written notice to Landlord (herein, the “Objection Notice”) given within thirty (30) days of receipt of Landlord’s Notice, time of the essence. If Tenant shall desire to contest such determination, Tenant shall give Landlord an Objection Notice within such thirty (30) day period, time of the essence, which Objection Notice shall state Tenant’s determination of the Fair Market Rent. If Tenant shall send an Objection Notice to Landlord, Tenant’s exercise of the Extension Option shall nevertheless be valid and binding, but Landlord and Tenant shall proceed to determine the Fair Market Rent, as follows. Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after Landlord’s receipt of the Objection Notice to attempt to resolve the Fair Market Rent. In the event that the determination of Fair Market Rent shall not be resolved by the date of the then pending Expiration Date, Tenant shall pay the Monthly Rent as set forth in Landlord’s Notice pending the resolution of such dispute. In the event that it is determined that the Fair Market Rent is less than the Rent Tenant has been paying, Landlord shall reimburse or credit Tenant for the difference.

Section 30.3 Dispute Resolution. In the event that the parties are unable to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of the Objection Notice, such Fair Market Rent shall be determined in accordance with the foregoing definition by two (2) qualified appraisers, one selected by each of the parties. Each party shall send the other Notice of its choice of appraiser within thirty (30) days of Landlord’s receipt of Objection Notice. Failure by either party to send such Notice within such thirty (30) day period shall mean that the other party’s determination of Fair Market Rent is accepted. If the two (2) appraisers agree upon such Fair Market Rent, such decision shall be conclusive and binding upon the parties. Except as hereinafter provided, if the two (2) appraisers cannot agree upon such rent within sixty (60) days after the date upon which both have been appointed, the two (2) appraisers shall then select a third appraiser within ten (10) days thereafter. The third appraiser shall within thirty (30) days select the value determined by either Landlord’s or Tenant’s appraiser as being in his/her professional opinion closest to the Fair Market Rent of the Premises. If the rent determined by Landlord’s and Tenant’s appraisers are not more than ten percent (10%) foot apart, for the purposes of this Article, the Fair Market Rent shall be deemed to be the average of the two (2) rents. The appraisers shall be licensed real estate brokers or Members of the Appraisal Institute, who are disinterested and are currently practicing in San Francisco, California with at least ten (10) years of experience in leasing or appraising properties similar to the Building. Each party shall pay the fees charged by the appraiser it selects and the fees of the third appraiser, if one is required, shall be borne equally. The foregoing agreement to arbitrate shall be specifically enforceable and shall be subject to the applicable provisions of Article 28.

ARTICLE 31

RIGHT OF FIRST OFFER

Section 31.1 Tenant shall have the one-time right, on and subject to the terms and conditions contained in this Article 31, to lease the balance of the office space on the fifth (5th) floor of the Building which may become available during the Term (herein, the “Additional Space”). Tenant’s option to lease the Additional Space shall only be effective upon, and in strict compliance with, the following terms and conditions:

(a) Tenant shall not, at Landlord’s option, be in default of any of the terms, covenants or conditions of this Lease (beyond any applicable notice and cure periods) either on the date of “Landlord’s Availability Notice” or on the date of “Tenant’s Acceptance Notice” (as such quoted terms are hereinafter defined);

(b) Tenant shall not have subleased more than thirty-five percent (35%) of the area of the Premises;

(c) There shall be not less than three (3) full years remaining in the Term (unless Tenant shall then have any outstanding options to extend or renew the Term of this Lease and unconditionally agrees to exercise such option) and Tenant shall not have exercised any option to cancel or terminate this Lease in whole or in part if any such option is contained in this Lease;

(d) Tenant shall have the right to lease all, but not less than all of the Additional Space, as and when it becomes available and only for a term which expires on the expiration date of this Lease and not for more or less than such period;

(e) Tenant shall accept the Additional Space “as is” in a broom clean condition without any contribution to any alterations by Landlord;

(f) Annualized Monthly Rent for the Additional Space shall be “Fair Market Additional Space Rent” as of the “Availability Date” (as such quoted terms are hereinafter defined) of such space;

(g) The rent commencement date for the Additional Space shall be the date on which vacant possession of such Additional Space is tendered to Tenant;

(h) Tenant’s Share of Operating Expenses and Taxes for the Additional Space shall be determined by dividing the rentable area of such Additional Space by the rentable square foot area of the Building;

(i) Should Tenant exercise its option to lease the Additional Space, Tenant shall be required to deposit with Landlord an additional Security Deposit in an amount equal to the same number of months of Monthly Rent for the Additional Space as is then on deposit under this Lease with respect to the balance of the Premises, if any, and such additional Security Deposit shall be subject to the same percentage reduction as the original Security Deposit provided in Section 23.5; and

(j) The Additional Space shall be deemed available if, and only if, the lease for such Additional Space is terminated or expires, the Additional Space is or shall become vacant, and Landlord has not, or will not, renew or extend the term of the lease(s) of the existing tenant(s) of such Additional Space, whether or not in accordance with the terms of a renewal or extension option contained in such tenant’(s) lease(s). Tenant’s option to lease the Additional Space is further subject and subordinate to the rights of other tenants to lease such space and is conditioned on any tenant(s) who have rights to lease such Additional Space having waived all such rights. The only tenants who have rights to lease such Additional Space as of the Lease Date are Orrick, Herrington and Sutcliffe, LLP and WSP Flack & Kurtz.

Section 31.2 If Tenant fails or declines to exercise its right to lease the Additional Space then available in strict accordance with the terms of Section 31.1, TIME BEING OF THE ESSENCE, Tenant shall have no further right to lease such Additional Space and Landlord shall be free to lease such Additional Space on any terms it shall decide in its sole discretion.

Section 31.3 Landlord shall give prompt Notice to Tenant of the availability of any Additional Space which Tenant still has a right to lease pursuant to this Article 31 (“Landlord’s Availability Notice”). Landlord’s Availability Notice shall set forth Landlord’s determination of the Fair Market Additional Space Rent and other applicable rental terms for such Additional Space. For the purposes of this Section, the term “Fair Market Additional Space Rent” shall mean the annual fair market rent per square foot, additional rent and other rental terms for comparable space in the Building and in other comparable first-class office buildings in the downtown San Francisco, California central business district paid by tenants of comparable financial standing to Tenant for leases similar to this Lease, as applicable to the Additional Space and taking into account the presence or absence of work allowances and rent concessions or similar items, if any, then being granted, for such leases. Any such Landlord’s Availability Notice shall also state the date of availability of such Additional Space (the “Availability Date”). Landlord’s Availability Notice will specify an Availability Date which is not less than three (3) months after the date of such Landlord’s Availability Notice if such Notice relates to Additional Space which will become available upon the regularly scheduled expiration date of the existing lease then in effect for such Additional Space. In the event of the premature termination of a lease affecting any Additional Space, however, Landlord’s Availability Notice shall specify the Availability Date of such Additional Space without regard to any such minimum notice requirement. In either event, Tenant shall have ten (10) days after the date of receipt of any Landlord’s Availability Notice within which to give written notice (“Tenant’s Acceptance Notice”) to Landlord of its election to lease such Additional Space, TIME BEING OF THE ESSENCE. Tenant shall indicate in Tenant’s Acceptance Notice to Landlord whether it either (i) accepts Landlord’s determination of Fair Market Additional Space Rent; or (ii) elects to arbitrate Landlord’s determination of Fair Market Additional Space Rent in accordance with the procedure described in Section 30.3 above (and for purposes of arbitrating Fair Market Additional Space Rent, references therein to “Fair Market Rent” shall be deemed to refer to “Fair Market Additional Space Rent” and other terms shall similarly be appropriately conformed). If Tenant elects to arbitrate Landlord’s determination of Fair Market Additional Space Rent, Tenant’s Acceptance Notice shall also set forth Tenant’s determination of Fair Market Additional Space Rent. Any Tenant’s Acceptance Notice, once given, shall be irrevocable and shall be deemed to bind Landlord and Tenant to the leasing of the Additional Space, whether Tenant accepts Landlord’s determination of Fair Market Additional Space Rent or elects to arbitrate such determination and shall further be deemed to constitute Tenant’s waiver of any option to cancel or terminate this Lease in whole or in part. If Tenant fails to give Landlord its Tenant’s Acceptance Notice, TIME OF THE ESSENCE, within ten (10) days after the date of receipt of Landlord’s Availability Notice, Tenant shall be deemed to have elected not to lease the Additional Space, Tenant shall have no further right to lease such Additional Space and Landlord shall be free to lease such Additional Space to any party on any terms it shall decide in its sole discretion. Upon Tenant exercising its right to lease any Additional Space under this Article 31, this Article 31 shall be deemed deleted from this Lease and Tenant shall have no further right to lease any further Additional Space.

Section 31.4 If the tenant in possession of any Additional Space shall fail or refuse to vacate its space upon the expiration of its lease, Landlord shall have no liability therefor, and the Availability Date shall be postponed until such time as such tenant in possession vacates such Additional Space.

Section 31.5 If the Fair Market Additional Space Rent for any Additional Space has not been determined by the Availability Date for such space, Tenant shall pay the rent specified in Landlord’s Availability Notice. If the Fair Market Additional Space Rent, as determined by the arbitrators, is more than the rent Tenant has paid, Tenant shall pay, within ten (10) days after such determination, the deficiency. In the event that the Fair Market Additional Space Rent, as determined by the arbitrators, is less than the rent that Tenant has paid, Tenant shall be entitled to a credit against the next installment(s) of Monthly Rent due with respect to the Additional Space in an amount equal to the excess rent it has paid.

Section 31.6 Once the Fair Market Additional Space Rent has been either agreed upon or determined by the arbitrators, the parties shall enter into an amendment to this Lease for the Additional Space adding the Additional Space to the Premises under this Lease and setting forth all of the terms applicable to the leasing of the Additional Space, provided failure to do so shall not affect the parties’ rights or obligations with respect to such space.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.

FITBIT, INC.	405 HOWARD, LLC,
a Delaware corporation	a Delaware limited liability company

By: /s/ James Park	By: /s/ Richard J. Battista
Print Name: James Park	Print Name: Richard J. Battista
Print Title: President	Print Title: Executive Vice President and Treasurer

Tenant’s Tax I.D. Number:

EXHIBIT A

The Premises

A-1

EXHIBIT B

Legal Description of the Land

CITY OF SAN FRANCISCO

LOT 30, AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP BEING A MERGER OF THE LANDS DESCRIBED IN GRANT DEEDS 7150 O.R. 456, 7487 O.R. 272, 8743 O.R. 272, 8743 O.R. 275, A886 O.R. 12, B387 O.R. 123, B802 O.R. 100, C368 O.R. 769, D387 O.R. 453, AND H723 O.R. 179, ALSO BEING A MERGER OF LOTS 1, 1A, 1B, 2, 4, 22, 23, 24, 25, 26, 28 & 29, FORMER SLOAN ALLEY AND TENNY PLACE & GAPS OF ASSESSOR’S BLOCK 3737, ALSO BEING A PORTION OF 100 VARA BLOCK NO. 342”, RECORDED DECEMBER 29, 2000, AS INSTRUMENT NO. 2000-G884926-00 AND FILED IN BOOK 44 OF PARCEL MAPS AT PAGES 164 AND 165, OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.

LOT 030, BLOCK 373

(FORMER LOTS 001, 001A, 001B, 002, 004, 022, 023, 024, 025, 026, 028 AND 029)

B-1

EXHIBIT C

Rules and Regulations

1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

3. Nails, screws and other attachments to the Building (other than for hanging pictures and other customary wall decorations on the interior walls of the Premises) require prior written consent from Landlord. Landlord consents to the use and installation of white boards in the Premises, provided Tenant complies with the applicable terms and conditions of the Lease applicable to Alterations.

4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord’s approval and supervision prior to performing services. This applies to all work performed in the Building including, but not limited to, installation of telephone, telegraph equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord’s supervision, and the use of an elevator for such movements shall be made restricted to the Building’s freight elevators. Prearrangements with Landlord shall be made regarding the time, method, and routing of such movement and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Except to the extent arising from the negligence or willful misconduct of Landlord or its employees, contractors or agents, Landlord shall not be liable for any acts or damages resulting from any such activity.

6. Corridor doors, when not in use, shall be kept closed.

7. Tenant shall cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building’s cleaning and maintenance personnel.

8. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to hours established by Landlord and made by use of the freight elevators if Landlord so directs.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Premises (unless they are service animals).

10. No cooking shall be done in the Premises, except in connection with convenience lunch room or beverage service for employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Agreement and which does not produce fumes or odors. Landlord acknowledges that Tenant may provide catered lunches to its employees and/or invitees, which lunches may require warming and heating of food be electric hot plates. No open flames or sterno cans shall be permitted for any purpose.

11. Food, soft drink or other vending machines shall not be placed within the Premises without Landlord’s prior written consent.

12. Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

13. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

14. Tenant shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

15. Landlord will furnish Tenant with a reasonable number (i.e., twenty (20)) of initial keys for entrance doors into the Premises and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Premises without Landlord’s prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of the Agreement, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

16. Landlord retains the right, without notice or liability to tenant, to change the name and street address of the Building.

17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant will cooperate to prevent these activities.

18. The Building hours of operation are 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding holidays observed by the Building.

19. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors, provided such rules and regulations do not materially and adversely affect or impact Tenant’s rights under this Lease. Such rules and regulations, when made and written notice given Tenant, shall be binding as if originally included herein.

20. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with, any exterior window or door of the Premises, without the prior written consent of Landlord. Any permitted awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord.

21. Except as provided in Section 3.4(b) of the Lease, signs on entry doors and directory boards shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance as established as the standard for the building. No advertisement, sign, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

22. The doors, relights, skylights, windows, sashes and sash doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant. Tenant shall not affix signs, posters, pictures, announcements, or any other object on the doors nor on or in windows of the Premises nor shall vases, plants, books, files, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

23. Tenant shall have the right to use in common with other tenants and occupants of the Building the two (2) bicycle rack areas on a first-come, first-served basis, at no additional charge.

EXHIBIT D

Commencement Date Agreement

AGREEMENT made this     day of             , 2013, by and between 405 HOWARD, LLC, a Delaware limited liability company, maintaining an office at c/o Langley Investment Properties, Inc., 1211 S.W. Fifth Avenue, Suite 2230, Portland, Oregon 97204 (“Landlord”) and FITBIT, INC., a Delaware corporation, maintaining an office at                     , Suite     , San Francisco, California (“Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into a certain lease dated                  , 2013 (the “Lease”); and

WHEREAS, Landlord and Tenant desire to specify the Commencement Date and certain other dates referred to in the Lease.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. The Commencement Date is agreed to be                     and the Expiration Date is agreed to be                  , 20    .

2. It is further agreed that the Rent Commencement Date is                  , 20    .

IN WITNESS WHEREOF, the parties have hereunto caused to be set their respective hands and seals as of the date first above written.

FITBIT, INC.	405 HOWARD, LLC,
a Delaware corporation	a Delaware limited liability company

By:	By:
Print Name:	Print Name:
Print Title:	Print Title:

D-1

EXHIBIT E

Form of Letter of Credit

BENEFICIARY:

405 HOWARD, LLC

C/O LANGLEY INVESTMENT PROPERTIES, INC.

1211 SW FIFTH AVENUE, SUITE 2230

PORTLAND, OREGON 97204

ATTENTION: SCOTT C. LANGLEY

WITH A COPY OF ANY NOTICES SENT TO:

THE ASHFORTH COMPANY

707 SUMMER STREET, 4TH FLOOR

STAMFORD, CONNECTICUT 06901

ATTENTION: MICHAEL POLLACK, ESQ.

APPLICANT:

FITBIT, INC.

150 SPEAR STREET, SUITE 200

SAN FRANCISCO, CA 94105

AS “TENANT”

AMOUNT: US2,100,000.00 (TWO MILLION ONE HUNDRED

THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:                  , 20

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF            IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.) “[INSERT BENEFICIARY’S NAME], THE BENEFICIARY, IS ENTITLED TO DRAW UPON SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF            UNDER THAT CERTAIN LEASE, DATED AS OF [INSERT DATE OF LEASE] BY AND BENEFICIARY AS LANDLORD AND FITBIT, INC. AS TENANT (THE “LEASE”).”

OR

                         (B.) “WITHIN SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                  , 20    , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN

AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF

THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”).

SILICON VALLEY BANK, (FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:                                                                                                                                                REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF

  US$

        U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF

DATED                  , 20    ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	(INSERT NAME OF BENEFICIARY)
SANTA CLARA, CA 95054
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE

AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT (408) 654-6274 OR (408) 654-7127 OR (408) 654-3035 OR (408) 654-7716 OR (408) 654-7128.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
SIGNATURE AUTHENTICATED
	(BENEFICIARY’S NAME)	.
	(SIGNATURE OF BENEFICIARY)	THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.
WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS
(PRINTED NAME AND TITLE)
(NAME OF BANK)
(ADDRESS OF BANK)
(CITY, STATE, ZIP CODE)
(AUTHORIZED SIGNATURE)
(PRINTED NAME AND TITLE)
(TELEPHONE NUMBER)

SCHEDULE 1

Approved Test – Fit

SCHEDULE 1 (continued)

SCHEDULE 2

Pre-Approved Sub-Contractors

ELECTRICAL
Metropolitan Electric
McMillian Electric
Young Electric
PLUMBING
AR&B
DPW Inc.
Critchfield Mechanical, Inc.
SHEET ROCK
FRAMING/DEMO
RMR Construction
California Drywall Company
PAINTING/WALL
COVERING
Russell Hinton Co.
Monticelli Co.
HVAC CONTROLS
Critchfield Mechanical, Inc.
AR&B
GLASS GLAZING	Mission Glass Company
Waiters & Wolf Glass
FIRE SPRINKLERS
AR&B
Ayoob & Peery
Pribuss Engineering
SECURITYSYSTEMS
McMillan Security
DATA CABLING
Young Communication
Metropolitan Electric
Capitol Communications
ACCESS FLOORING
Bayside Interiors Inc.

SCHEDULE 3

Hardware Lab Substances

•	Isopropyl Alcohol, 99.9% purity

•	Solder, 60/40 with flux core

•	Solder, 63/37 with flux core

•	Solder paste, Chipquik, no clean

•	Solder paste, Chipquik, low heat

•	Liquid solder flux, no clean

•	Liquid solder flux, organic water-soluble

•	Rosin-based flux

•	Spray paint, aerosol can

•	Paint thinner

•	Bestine Solvent/Cleaner (for rubber cement)

•	Canned compressed air

•	Canned refrigerant, electronic cooler

•	WD-40 lubricant

•	Silicone lubricant

•	Acetone cleaner